                                                                     EXHIBIT 2.2

                                                                  EXECUTION COPY

                                  RESTRUCTURED
                                CREDIT AGREEMENT

                          DATED AS OF FEBRUARY 23, 2005

                                      AMONG

                       CORPORACION DURANGO, S.A. DE C.V.,

               ADMINISTRACION CORPORATIVA DE DURANGO, S.A. DE C.V.
                            CARTONPACK, S.A. DE C.V.
                  COMPANIA PAPELERA DE ATENQUIQUE, S.A. DE C.V.
                     EMPAQUES DE CARTON TITAN, S.A. DE C.V.
                   ENVASES Y EMPAQUES DE MEXICO, S.A. DE C.V.
                        INDUSTRIAS CENTAURO, S.A. DE C.V.
                  PONDEROSA INDUSTRIAL DE MEXICO, S.A. DE C.V.,

                     COMPANIA NORTEAMERICANA DE INVERSIONES
                        EN CELULOSA Y PAPEL, S.A. DE C.V.
                       DURANGO INTERNACIONAL, S.A. DE C.V.
                           DURANGO INTERNATIONAL, INC.
                      PORTEADORES DE DURANGO, S.A. DE C.V.
                       RECICLAJES CENTAURO, S.A. DE C.V.,

                             THE TRANCHE A HOLDERS,

                                       AND

                              THE BANK OF NEW YORK,
                            AS ADMINISTRATIVE AGENT.


                                TABLE OF CONTENTS
                                   (continued)

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
ARTICLE 1            DEFINITIONS, ETC.............................................................    3
         SECTION 1.1          Certain Defined Terms; Rules of Construction........................    3
ARTICLE 2            THE TRANCHE A LOANS..........................................................    3
         SECTION 2.1          Agreement to Restructure Existing Claims............................    3
         SECTION 2.2          Promissory Notes....................................................    3
         SECTION 2.3          Prepayments.........................................................    3
         SECTION 2.4          Repayment...........................................................    4
         SECTION 2.5          Interest............................................................    4
         SECTION 2.6          Agency Fees.........................................................    4
         SECTION 2.7          Computations........................................................    4
         SECTION 2.8          Payments by the Company.............................................    4
         SECTION 2.9          Mutilated, Lost, Stolen or Destroyed Notes..........................    5
         SECTION 2.10         Lending Offices.....................................................    5
         SECTION 2.11         Remedies Independent................................................    6
ARTICLE 3            TAXES; YIELD PROTECTION; ILLEGALITY; PAYMENTS................................    6
         SECTION 3.1          Taxes...............................................................    6
         SECTION 3.2          Illegality..........................................................    7
         SECTION 3.3          Increased Costs.....................................................    8
         SECTION 3.4          Funding Losses......................................................    9
         SECTION 3.5          Inability to Determine Rates........................................   10
         SECTION 3.6          Reserves............................................................   10
         SECTION 3.7          Certificates of Tranche A Holders...................................   11
         SECTION 3.8          Set-Off.............................................................   11
         SECTION 3.9          Sharing of Payments.................................................   11
         SECTION 3.10         Replacement of Tranche A Holders....................................   12
         SECTION 3.11         Payments by Administrative Agent....................................   12
ARTICLE 4            CONDITIONS SUBSEQUENT........................................................   12
         SECTION 4.1          Conditions Subsequent...............................................   12
ARTICLE 5            REPRESENTATIONS AND WARRANTIES...............................................   13
         SECTION 5.1          Authorization.......................................................   13
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                                TABLE OF CONTENTS
                                   (continued)

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
         SECTION 5.2          Status of Notes.....................................................   13
         SECTION 5.3          Litigation..........................................................   13
         SECTION 5.4          No Default..........................................................   13
         SECTION 5.5          Employee Benefit Plans; Employment Matters..........................   14
         SECTION 5.6          Title to Properties.................................................   15
         SECTION 5.7          Taxes...............................................................   15
         SECTION 5.8          Financial Condition.................................................   15
         SECTION 5.9          Environmental Compliance............................................   15
         SECTION 5.10         Insurance...........................................................   16
         SECTION 5.11         Legal Form; No Filing...............................................   16
         SECTION 5.12         No Liens............................................................   16
         SECTION 5.13         Mexican Proceeding; 304 Proceeding; Solvency........................   17
         SECTION 5.14         Investment Company Act..............................................   17
         SECTION 5.15         Regulations T, U and X..............................................   17
         SECTION 5.16         Intellectual Property...............................................   17
         SECTION 5.17         Guarantor Paying Agent..............................................   17
ARTICLE 6            COVENANTS....................................................................   18
         SECTION 6.1          Affirmative Covenants...............................................   18
         SECTION 6.2          Negative Covenants..................................................   18
         SECTION 6.3          Financial Condition and Operations..................................   19
ARTICLE 7            DEFAULT/REMEDIES.............................................................   21
         SECTION 7.1          Events of Default...................................................   21
         SECTION 7.2          Remedies............................................................   23
         SECTION 7.3          Right Not Exclusive.................................................   23
ARTICLE 8            ADMINISTRATIVE AGENT.........................................................   23
         SECTION 8.1          Appointment and Authorization of Administrative Agent...............   23
         SECTION 8.2          Delegation of Duties................................................   23
         SECTION 8.3          Liability of Administrative Agent...................................   24
         SECTION 8.4          Reliance by the Administrative Agent................................   24
         SECTION 8.5          Notice of Default; Direction by Required Tranche A Holders..........   25

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                                TABLE OF CONTENTS
                                   (continued)
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         SECTION 8.6          Credit Decision; Disclosure of Information by Administrative Agent..   25
         SECTION 8.7          Indemnification of Agent-Related Persons............................   25
         SECTION 8.8          The Agent-Related Persons in their Individual Capacity..............   26
         SECTION 8.9          Successor Agent.....................................................   26
ARTICLE 9            MISCELLANEOUS................................................................   27
         SECTION 9.2          Notices.............................................................   28
         SECTION 9.3          No Waiver; Cumulative Remedies......................................   28
         SECTION 9.4          Indemnification.....................................................   28
         SECTION 9.5          Payments Set Aside..................................................   29
         SECTION 9.6          Successors and Assigns..............................................   29
         SECTION 9.7          Additional Guarantors...............................................   32
         SECTION 9.8          Counterparts........................................................   32
         SECTION 9.9          Severability........................................................   32
         SECTION 9.10         Third Party Beneficiaries...........................................   32
         SECTION 9.11         Governing Law.......................................................   32
         SECTION 9.12         Consent to Jurisdiction; Process Agent..............................   33
         SECTION 9.13         Waiver of Jury Trial................................................   33
         SECTION 9.14         Currency............................................................   33
         SECTION 9.15         Entire Agreement....................................................   33
         SECTION 9.16         English Language....................................................   33
         SECTION 9.17         No Partnership, Etc.................................................   33
         SECTION 9.18         Survival............................................................   34

APPENDICES

APPENDIX A        Definitions

SCHEDULES

SCHEDULE 2.1(b)   Approved Claims; Restructured Claims; Tranche A Loans
SCHEDULE 2.4      Principal Payment Schedule
SCHEDULE 2.10     Lending Offices
SCHEDULE 5.3      Litigation
SCHEDULE 5.6      Real Property Registrations

EXHIBITS

EXHIBIT A         Form of Note
EXHIBIT B-1       Form of Opinion of Special New York Counsel to the Obligors
EXHIBIT B-2       Form of Opinion of Special Mexican Counsel to the Obligors
EXHIBIT B-3       Form of Opinion of Internal Counsel to the Obligors
EXHIBIT C         Form of Compliance Certificate
EXHIBIT D         Form of Assignment and Assumption
EXHIBIT E         Form of Joinder Agreement
EXHIBIT F         Form of Bankruptcy Court Order

                          RESTRUCTURED CREDIT AGREEMENT

      This Restructured Credit Agreement (this "AGREEMENT") is entered into as of February 23, 2005 by and among the following:

            (a) CORPORACION DURANGO, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico (the "COMPANY");

            (b) ADMINISTRACION CORPORATIVA DE DURANGO, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico ("ACD"), CARTONPACK, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico ("CARTONPACK"), COMPANIA PAPELERA DE ATENQUIQUE, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico ("COPASA"), EMPAQUES DE CARTON TITAN, a sociedad anonima de capital variable organized under the laws of Mexico ("TITAN"), ENVASES Y EMPAQUES DE MEXICO, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico ("EYEMEX"), INDUSTRIAS CENTAURO, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico ("CENTAURO"), and PONDEROSA INDUSTRIAL DE MEXICO, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico ("PIMSA" and, together with ACD, Cartonpack, COPASA, Titan, EYEMEX, Centauro and PIMSA, and any other Person that becomes a party to this Agreement by executing a Joinder Agreement (hereinafter defined), collectively, the "PRIMARY GUARANTORS" and each individually, a "PRIMARY GUARANTOR" and, together with the Company, collectively, the "OBLIGORS" and each individually, an "OBLIGOR");

            (c) COMPANIA NORTEAMERICANA DE INVERSIONES EN CELULOSA Y PAPEL, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico, DURANGO INTERNACIONAL, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico, DURANGO INTERNATIONAL, INC., a corporation organized under the laws of the State of New Mexico, PORTEADORES DE DURANGO, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico, and RECICLAJES CENTAURO, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico (collectively, the "ADDITIONAL GUARANTORS" and each individually, an "ADDITIONAL GUARANTOR" and, together with the Primary Guarantors, collectively, the "GUARANTORS" and each individually, a "GUARANTOR");

            (d) the entities identified on the signature pages hereto as "Tranche A Holders" (together with any entities that become Tranche A Holders pursuant to Section 9.6(b), collectively, the "TRANCHE A HOLDERS" and, individually, a "TRANCHE A HOLDER"); and

            (e) THE BANK OF NEW YORK, as the Administrative Agent for the Tranche A Holders (in such capacity, together with its successors in such capacity, the "ADMINISTRATIVE AGENT").

      WHEREAS, on May 18, 2004, the Company initiated a voluntary insolvency proceeding under the Concurso Law (the "Mexican Proceeding") in the Federal District Court of Durango, Mexico (the "Mexican Court"), and, on May 20, 2004, the Company commenced a case ancillary to a foreign proceeding pursuant to
Section 304 of the U.S. Federal Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York (the "U.S. Proceeding");

      WHEREAS, on August 25, 2004, the Mexican Court declared that the Company was in a "concurso" condition under the Concurso Law;

      WHEREAS, on November 16, 2004, the Mexican Court entered a resolution that set forth (among other things) the aggregate amount of claims owed by the Company to each of the respective Tranche A Holders (the "Approved Claims"), which respective amounts of the Approved Claims are set forth on Schedule 2.1(b);

      WHEREAS, on February 8, 2005, the Mexican Court entered its final judgment in the Mexican Proceeding (the "Final Judgment"), and the Mexican Proceeding was terminated;

      WHEREAS, in accordance with the Final Judgment, the Approved Claims have been restructured as follows:

            (a) an amount equal to 85% of the principal amount of the Approved Claims of each Tranche A Holder (the "Restructured Claims") have been restructured as Tranche A Loans (the respective amounts of the Restructured Claims held by each Tranche A Holder are set forth on
      Schedule 2.1(b));

            (b) the balance of the Approved Claims of each Tranche A Holder have been capitalized for such Tranche A Holder's Restructuring Equity Percentage of the Restructured Equity; and

            (c) the Restructured Claims shall be governed by, and subject to, the terms and conditions set forth in, this Agreement and in the Common Agreement, dated as of the date hereof (the "Common Agreement"), among the Company, the Guarantors, the Tranche A Holders, the Administrative Agent, the Trustee, the Collateral Agent, the Guarantor Paying Agent and the Subordinating Creditors; and

      NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                    ARTICLE 1

                                DEFINITIONS, ETC.

      SECTION 1.1 Certain Defined Terms; Rules of Construction.

      (a) Capitalized terms (i) that are used herein shall have the respective meanings given to them in Appendix A, and (ii) that are defined in the Common Agreement and used but not otherwise defined herein shall have the respective meanings given to them in the Common Agreement.

      (b) This Agreement shall be subject to the principles of construction set forth in Sections 1.02, 1.03, 1.04 and 1.05 of the Common Agreement.

                                    ARTICLE 2

                               THE TRANCHE A LOANS

      SECTION 2.1 Agreement to Restructure Existing Claims. Each Tranche A Holder severally agrees, on the terms and conditions set forth herein, and the Company and the Guarantors agree, that, as provided in the Final Judgment, the Restructured Claims of each Tranche A Holder have been restructured as a loan in a principal amount equal to the principal amount of such Tranche A Holder's Restructured Claims that is set forth on Schedule 2.1(b) (such loan, the "TRANCHE A LOAN" of such Tranche A Holder). Once prepaid or repaid, no Tranche A Loan may be reborrowed.

      SECTION 2.2 Promissory Notes. Each Tranche A Holder's Tranche A Loan shall be evidenced by a single non-negotiable promissory note (pagare) of the Company substantially in the form of Exhibit A payable to the order of such Tranche A Holder in a principal amount equal to the amount of such Tranche A Holder's Tranche A Loan, endorsed por aval by each Guarantor (each, a "NOTE"). No Tranche A Holder shall make demand for any amount under a Note unless such amount is due and payable under this Agreement.

      SECTION 2.3 Prepayments.

      (a) Optional Prepayments. From and after December 31, 2005, the Company may, from time to time on any Business Day, after giving the Administrative Agent at least three Business Days' Notice thereof (which notice shall specify the amount of such prepayment and the date of such prepayment), prepay principal of Tranche A Loans pursuant to Article VI of the Common Agreement. Each prepayment of Tranche A Loans made pursuant to this Section shall be in a minimum amount equal to $1,000,000 and shall be without premium or penalty, except as may be required by Section 3.4.

      (b) Mandatory Prepayments. The Company shall prepay Tranche A Loans (i) as required by Article VII of the Common Agreement and (ii) upon the occurrence of a prepayment of the Tranche B Notes pursuant to Section 3.11 of the B Note Indenture..

      (c) Application of Prepayments. Each prepayment of Tranche A Loans (whether optional or mandatory) shall be applied in accordance with the prepayment provisions set forth in Articles VI and VII of the Common Agreement.

      SECTION 2.4 Repayment. The Company shall pay to each Tranche A Holder the principal amount of such Tranche A Holder's Tranche A Loan in 32 consecutive quarterly installments, on the respective Quarterly Payment Date in the applicable amount for each Quarterly Payment Date set forth under the name of such Tranche A Holder opposite such

Quarterly Payment Date on Schedule 2.4. The respective amounts on Schedule 2.4 for each Tranche A Holder shall be deemed to be adjusted to give effect to any adjustment of the outstanding principal amount of Tranche A Loans of such Tranche A Holder made in the Register pursuant to Section 9.6(c).

      SECTION 2.5 Interest.

      (a) Each Tranche A Loan shall (except as provided in Section 3.2 or 3.5 or in clause (c) below) bear interest, for the period from the Closing Date until such Tranche A Loans shall have been paid in full, on the outstanding principal amount thereof at a rate per annum, for each Interest Period therefor, equal to the LIBOR Rate for such Interest Period plus the Applicable Margin.

      (b) Interest accrued on each Tranche A Loan shall be paid by the Company in cash in arrears to the Administrative Agent, for the account of the Tranche A Holders, on each Quarterly Payment Date. Interest shall also be paid on the date of any prepayment or repayment of Tranche A Loans for the portion of the Tranche A Loans so prepaid or repaid (provided that no such partial payment of accrued interest on the Tranche A Loans on any date shall be deemed to be a waiver of the right to receive any interest accrued but not paid on such date).

      (c) During the continuance of any Event of Default, each Tranche A Loan and all other amounts payable by any Obligor hereunder shall bear interest at a rate per annum equal to the otherwise applicable interest rate for Tranche A Loans provided for in this Agreement plus 2%. During the existence of any Event of Default, accrued but unpaid interest shall be payable on demand.

      SECTION 2.6 Agency Fees. The Company agrees to pay to the Administrative Agent, for its own account, the fees set forth in a fee letter, dated as of February 4, 2005 (the "FEE LETTER"), between the Company and the Administrative Agent.

      SECTION 2.7 Computations.

      (a) All computations of interest shall be made on the basis of a 360-day year and the actual number of days (including the first day but excluding the last day) elapsed.

      (b) The LIBOR Rate for each Interest Period shall be determined by the Administrative Agent as of 11:00 a.m. (London time) on the date that is two Business Days prior to the start of each Interest Period, and the Administrative Agent shall promptly give notice thereof to the Company. Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Company and the Tranche A Holders in the absence of manifest error.

      SECTION 2.8 Payments by the Company.

      (a) All amounts payable by the Company to a Tranche A Holder shall be made through the Administrative Agent for the account of such Tranche A Holder and shall be made in US Dollars, without set-off, deduction (subject to Section 3.1) or counterclaim, not later than 12:00 noon, New York time, on the date due, in same day or immediately available funds, to an account of the Guarantor Paying Agent (account number 150999 (Corporacion Durango Administrative Agent Account) at The Bank of New York, or such other account as the Administrative Agent shall specify to the Company) for account of the Administrative Agent. Upon the receipt of any such payments by the Guarantor Paying Agent, the Guarantor Paying Agent shall transfer all such amounts to the Administrative Agent to an account specified by the Administrative Agent. The obligations of the Company with respect to any such payment shall be terminated only if, and to the extent, received by the Administrative Agent.

      (b) Payments received by the Administrative Agent or the Tranche A Holders from (or on behalf of) the Company or any Guarantor shall be applied (except as specifically provided otherwise herein): first, to interest then due and payable hereunder; second, to principal then due and payable hereunder; and third, to any other amounts then due and payable hereunder.

      (c) Except to the extent otherwise provided herein or in the Common Agreement, (i) each payment or prepayment of principal of Tranche A Loans shall be made for account of the Tranche A Holders pro rata in accordance with the respective unpaid principal amount of the Tranche A Loans, and (ii) each payment of interest on Tranche A Loans shall be made for account of the Tranche A Holders pro rata in accordance with the respective unpaid principal amount of the Tranche A Loans then due and payable.

      (d) The Administrative Agent shall maintain on its books records setting forth the principal amount of each Tranche A Holder's Tranche A Loan, each payment or prepayment of principal thereof, and each payment in respect of interest thereon, and such records shall be conclusive and binding on the Company and the Tranche A Holders absent manifest error.

      SECTION 2.9 Mutilated, Lost, Stolen or Destroyed Notes.

      (a) The Company and each Guarantor shall, upon (i) provision of evidence to the Administrative Agent or the Company, and (ii) determination by the Company that such evidence is reasonably satisfactory, that any Note was mutilated, lost, stolen or destroyed (including delivery of a lost note affidavit) and receipt by the Company of an indemnification (which, in the case of a Note held by a Tranche A Holder that is a financial institution, shall not be required to be secured), in form and substance reasonably satisfactory to the Company, of the Company and the Guarantors, issue and deliver a new Note of the same denomination and with identical terms (a "SUBSTITUTE NOTE") in exchange for or in lieu of such Note that became mutilated, lost, stolen or destroyed (the "ORIGINAL NOTE").

      (b) Upon the issuance of a Substitute Note, the holder of such Substitute Note, if so requested by the Company or any Guarantor, as applicable, shall pay a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Administrative Agent) connected with the preparation and issuance of the Substitute Note.

      (c) All Substitute Notes shall be valid obligations of the Company and the Guarantors, as applicable, and be subject to the same terms and conditions and entitled to the same benefits under this Agreement as the Original Notes.

      SECTION 2.10 Lending Offices. Each Tranche A Holder shall maintain its Tranche A Loan at its Lending Office.

      SECTION 2.11 Remedies Independent. The amounts payable by the Company or any Guarantor at any time hereunder and under the Notes to each Tranche A Holder shall be a separate and independent debt and each Tranche A Holder shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Tranche A Holder or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

                                    ARTICLE 3

                  TAXES; YIELD PROTECTION; ILLEGALITY; PAYMENTS

      SECTION 3.1 Taxes.

      (a) Except as hereinafter provided in this Section 3.1, any and all payments to the Administrative Agent or any Tranche A Holder under this Agreement or any other Restructuring Document shall be made free and clear of, and without deduction or withholding for, any Covered Taxes imposed by any jurisdiction in which the Company or any Guarantor is organized or domiciled, or from which the Company or any Guarantor effects such payment, or by any political subdivision or taxing authority thereof.

      (b) If, in respect of any sum payable hereunder or under any other Restructuring Document to the Administrative Agent or any Tranche A Holder, the Company or any Guarantor shall be required by law to deduct or withhold any Covered Taxes, then:

            (i) the sum payable shall be increased (such increased amount being an "ADDITIONAL AMOUNT") as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 3.1), the Administrative Agent or such Tranche A Holder, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

            (ii) the Company or such Guarantor, as the case may be, shall make such deductions and withholdings; and

            (iii) the Company or such Guarantor, as the case may be, shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with Applicable Law.

      (c) The Company and the Guarantors agree, jointly and severally, to indemnify and hold harmless the Administrative Agent and each Tranche A Holder for the full amount of Covered Taxes paid or payable by the Administrative Agent or such Tranche A Holder, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Covered Taxes were correctly or legally asserted. Payment under this indemnification shall be made within ten Business Days after the date the Administrative Agent or applicable Tranche A Holder makes written demand therefor.

      (d) Within ten Business Days after the date on which the Company or any Guarantor receives a receipt evidencing any payment by the Company or such Guarantor of Covered Taxes which it is required to pay pursuant to Section 3.1(b)(iii), such Obligor shall furnish to the Administrative Agent and the applicable Tranche A Holder the original or a certified copy of such receipt, to the extent available to it, or other evidence of payment reasonably satisfactory to such Tranche A Holder.

      (e) If the Company or any Guarantor is required to pay any amount to any Tranche A Holder pursuant to subsection (b) or (c) of this Section 3.1, then such Tranche A Holder shall use reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to change the jurisdiction of its Lending Office if such change would eliminate or reduce any such additional payment by the Company or such Guarantor that may thereafter accrue, and if such change in the reasonable judgment of such Tranche A Holder is not otherwise disadvantageous (other than due to de minimis administrative costs associated with such change in Lending Office) to such Tranche A Holder.

      (f) Notwithstanding the foregoing provisions of this Section 3.1, in the case of Covered Taxes imposed by way of withholding, neither the Company nor any Guarantor shall be obligated to pay the Administrative Agent or any Tranche A Holder any amounts described in this Section 3.1 attributable to the increase in Mexican withholding tax imposed solely by reason of the failure of the Administrative Agent or such Tranche A Holder (i) to be registered on the date hereof or, to the extent such registration continues to be a requirement for the application of a lower withholding tax rate on interest payments under the Mexican Income Tax Law, on the date it became the Administrative Agent or a Tranche A Holder, with the Mexican Secretaria de Hacienda y Credito Publico ("HACIENDA") as a foreign financial institution for purposes of Article 195,
Section I of the Mexican Income Tax Law (or any substitute provision thereof) and the regulations thereunder, or (ii) to use its reasonable efforts (consistent with legal and regulatory restrictions) to maintain its registration with Hacienda as a foreign financial institution for purposes of Article 195,
Section I of the Mexican Income Tax Law and the regulations thereunder, to the extent such registration continues to be a requirement for the application of a lower withholding tax rate on interest payments under Mexican Income Tax Law, if the making of such registration would not, in the reasonable judgment of the Administrative Agent or such Tranche A Holder, be materially disadvantageous to the Administrative Agent or such Tranche A Holders.

      (g) Except to the extent that the delivery of such a form is not required pursuant to U.S. Treasury Regulations Section 1.6049-4(c), the Administrative Agent and each Tranche A Holder shall provide Durango International, Inc., on the Closing Date (and, in the case of any assignee or transferee of the Administrative Agent or any Tranche A Holder, on the date such assignee or transferee becomes a party to this Agreement), with accurate and complete original signed copies of the U.S. Internal Revenue Service Form W-9 or Form W-8BEN, as applicable, certifying a complete exemption from backup withholding tax under U.S. Internal Revenue Code Section 3406.

      SECTION 3.2 Illegality.

      (a) After the Closing Date, if any Tranche A Holder determines that the introduction of any Applicable Law, or any change in any Applicable Law, or in the interpretation or administration of any Applicable Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Tranche A Holder or its applicable Lending Office to determine or charge interest rates based upon the LIBOR Rate, then, on notice thereof by such Tranche A Holder to the Company through the Administrative Agent, such Tranche A Loan shall instead bear interest at a rate agreed upon between the Company and such Tranche A Holder in good faith (an "ILLEGALITY SUBSTITUTE RATE"), which Illegality Substitute Rate shall apply to such Tranche A Loans or, if no Illegality Substitute Rate can be agreed upon, at a rate equal to the cost to such Tranche A Holder (as reasonably determined by such Tranche A Holder in good faith and notified to the Company) of funding or maintaining its Tranche A Loan plus the Applicable Margin. Within two Business Days after such substitution of interest rate and notice thereof to the Administrative Agent, such Tranche A Holder shall deliver to the Company its existing Note for cancellation, and the Company and each Guarantor shall deliver to such Tranche A Holder (with a copy to the Administrative Agent) a substitute Note in exchange therefor, duly executed by an authorized representative of the Company as maker, and each Guarantor as avalista.

      (b) Before giving any notice to the Administrative Agent under this
Section 3.2, the affected Tranche A Holder shall designate a different Lending Office with respect to its Tranche A Loan if such designation will avoid the need for giving such notice or making such demand and will not, in the good faith but otherwise in the sole and absolute judgment of such Tranche A Holder, be inconsistent with its internal policies, illegal or otherwise disadvantageous (other than due to de minimis administrative costs) to such Tranche A Holder.

      SECTION 3.3 Increased Costs.

      (a) If any Tranche A Holder determines that either (i) the introduction of, or any change in, or in the interpretation of, any applicable law or regulation made or effective after the Closing Date or (ii) the compliance by such Tranche A Holder with any applicable guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) made after the Closing Date:

            (i) shall change the basis of taxation of payments to such Tranche A Holder in respect thereof (except for (x) taxes imposed on or measured by net income or profits by the jurisdiction (or any political subdivision thereof or therein) under the laws of which such Tranche A Holder is organized or maintains its principal office or its Lending Office or (y) Covered Taxes covered by Section 3.1);

            (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Tranche A Holder (except for (x) capital adequacy requirements covered by Section 3.3(b) or (y) reserves, deposits, compulsory loans or similar requirements covered by Section 3.6); or

            (iii) shall impose on such Tranche A Holder any other condition affecting this Agreement or any other Restructuring Document, its Note or its Tranche A Loan, as the case may be,

and as a result of any of the foregoing, there shall be any increase in the cost to such Tranche A Holder of funding or maintaining its Tranche A Loan, then the Company shall be liable for, and shall from time to time, within 10 Business Days after written demand therefor (with a copy of such demand to be sent by such Tranche A Holder to the Administrative Agent), pay to the Administrative Agent for the account of such Tranche A Holder additional amounts as are sufficient to compensate such Tranche A Holder for such increased costs; provided that if a Tranche A Holder fails to give notice within one year after it becomes aware of such introduction of, or change in, or in the interpretation of, any law or regulation, it shall be entitled to additional amounts under this
Section 3.3(a) only for increased costs incurred from and after the date that is one year prior to the giving of notice to the Company. For purposes of calculating amounts payable by the Company to the Tranche A Holders under this
Section 3.3(a) (and each related reserve, special deposit or similar requirement), any Tranche A Loan maintained by a Tranche A Holder shall be conclusively deemed to have been funded at the LIBOR Rate by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Tranche A Loan is in fact so funded.

      (b) If after the Closing Date any Tranche A Holder shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation or (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof would affect the amount of capital required or expected to be maintained by such Tranche A Holder or any Person controlling such Tranche A Holder and determines (taking into consideration such Tranche A Holder's or such Person's policies with respect to capital adequacy and such Tranche A Holder's desired return on capital) that the amount of such capital is increased as a consequence of its Tranche A Loan, then, within 10 Business Days after written demand by such Tranche A Holder to the Company through the Administrative Agent, the Company shall pay to such Tranche A Holder, from time to time as specified by such Tranche A Holder, additional amounts sufficient to compensate such Tranche A Holder for such increase.

      (c) Before giving any notice to the Administrative Agent under this
Section 3.3, any affected Tranche A Holder shall designate a different Lending Office with respect to its Tranche A Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the good faith but otherwise in the sole and absolute judgment of such Tranche A Holder, be inconsistent with its internal policies, illegal or otherwise disadvantageous (other than due to de minimis administrative costs) to such Tranche A Holder.

      SECTION 3.4 Funding Losses. Upon demand therefor by any Tranche A Holder (with a copy of such demand to be sent to the Administrative Agent) from time to time, the Company shall reimburse such Tranche A Holder and hold such Tranche A Holder harmless from any loss or expense that such Tranche A Holder may sustain or incur as a consequence of:

      (a) the failure of the Company to pay when due any principal of any Tranche A Loan;

      (b) the failure of the Company to make any prepayment of any Tranche A Loan in accordance with any notice delivered under Section 2.3; or

      (c) the prepayment for any reason, including after acceleration thereof, of all or any portion of any Tranche A Loan on a day that is not a Quarterly Payment Date,

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Tranche A Loan or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Tranche A Holders under this
Section 3.4, the Tranche A Loan made by a Tranche A Holder shall be conclusively deemed to have been funded at the LIBOR Rate by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Tranche A Loan is in fact so funded.

      SECTION 3.5 Inability to Determine Rates. If the Administrative Agent or the Required Tranche A Holders determine that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any Interest Period, or if the Required Tranche A Holders determine that the LIBOR Rate for any Interest Period does not adequately and fairly reflect the cost to such Tranche A Holders of funding their Tranche A Loans, the Administrative Agent, upon any such determination by the Administrative Agent or upon its receipt of written notice of any such determination by the Required Tranche A Holders, will promptly so notify the Company and each Tranche A Holder. Upon receipt and prior to revocation of such notice, the Tranche A Loans shall instead bear interest at a rate agreed upon between the Company and the Required Tranche A Holders in good faith (the "DISASTER SUBSTITUTE RATE"), which Disaster Substitute Rate shall apply to all Tranche A Loans or, if no Disaster Substitute Rate can be agreed upon, at a rate, for each Tranche A Holder, equal to the cost to such Tranche A Holder (as reasonably determined by such Tranche A Holder in good faith) of funding or maintaining its Tranche A Loan plus the Applicable Margin. Within two Business Days after such substitution of interest rate and notice thereof to the Administrative Agent by the Company, such Tranche A Holder shall deliver to the Company its existing Note for cancellation, and the Company and each Guarantor shall deliver to the applicable Tranche A Holder (with a copy to the Administrative Agent) a substitute Note in exchange therefor, duly executed by an authorized representative of the Company as maker, and each Guarantor as avalista.

      SECTION 3.6 Reserves. Without duplication of any amounts payable under
Section 3.3, the Company shall pay to each Tranche A Holder, if such Tranche A Holder determines (in good faith but otherwise such determination to be conclusive absent manifest error) that any reserves are applicable to it (including any marginal, emergency, supplemental, special or other reserves) with respect to "Eurocurrency liabilities" (as such term is defined under Regulation D of the F.R.S. Board or any successor provision) or otherwise with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, such additional costs on the unpaid principal amount of such Tranche A Holder's Tranche A Loan, based on such reserves at the maximum rate and as allocated to such Tranche A Loan by such Tranche A Holder, as determined by such Tranche A Holder in good faith, which determination shall be conclusive absent manifest error, payable on each date on which interest is payable on such Tranche A Loan; provided that the Company shall have received at least ten Business Days' prior written notice (with a copy of such notice to be sent by such Tranche A Holder to the Administrative

Agent) of such additional interest from such Tranche A Holder. If a Tranche A Holder fails to give notice at least ten Business Days prior to the relevant Quarterly Payment Date, such additional interest shall be payable ten Business Days after receipt of such notice.

      SECTION 3.7 Certificates of Tranche A Holders. Any Tranche A Holder claiming reimbursement or compensation under this Article 3 shall deliver to the Company (with a copy to the Administrative Agent), together with its claim for reimbursement or compensation, a certificate setting forth in reasonable detail the amount payable to such Tranche A Holder hereunder, and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

      SECTION 3.8 Set-Off. In addition to any rights and remedies of the Tranche A Holders and the Administrative Agent provided by law, each of the Tranche A Holders and the Administrative Agent is authorized by each Obligor at any time and from time to time, upon the occurrence and during the continuance of an Event of Default, without prior notice to the Company or any Guarantor, any such notice being waived by the Company and each Guarantor to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Tranche A Holder or the Administrative Agent to or for the credit or the account of the Company or any Guarantor against any and all Obligations owing to such Tranche A Holder or the Administrative Agent, as applicable, now or hereafter existing, irrespective of whether or not such Tranche A Holder or the Administrative Agent shall have made demand under this Agreement or any other Restructuring Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness; provided that any such set-off and application shall be subject to the provisions of Section 3.9. Each of the Tranche A Holders and the Administrative Agent agrees promptly to notify the Company or the applicable Guarantor, and each Tranche A Holder agrees promptly to notify the Administrative Agent, after any such set-off and application made by such Tranche A Holder or the Administrative Agent, as the case may be; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

      SECTION 3.9 Sharing of Payments. If any Tranche A Holder shall obtain on account of any Tranche A Loan made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off (including Section 3.8), litigation or otherwise) in excess of its ratable share or other share contemplated hereunder, such Tranche A Holder shall immediately (a) notify the Administrative Agent and the Company in writing of such fact and (b) purchase from the other Tranche A Holders such participations in the Tranche A Loans made by them as shall be necessary to cause such purchasing Tranche A Holder to share the excess payment pro rata with each of them; provided, however, that any Tranche A Holder that obtains any payment on account of the Tranche A Loans made by it as a result of litigation shall be required to purchase participations in Tranche A Loans made by other Tranche A Holders pursuant to this Section 3.9 only to the extent such other Tranche A Holders committed, before the outcome of the litigation was known, to share, and shared on a pro rata basis, the cost of such litigation; and provided, further, that if all or any portion of such excess payment is thereafter recovered from the purchasing Tranche A Holder, such purchase shall to that extent be rescinded and each other Tranche A Holder shall repay to the purchasing Tranche A Holder the purchase price paid therefor, together with an amount equal to such paying Tranche A Holder's ratable share

(according to the proportion of (i) the amount of such paying Tranche A Holder's required repayment to (ii) the total amount so recovered from the purchasing Tranche A Holder) of any interest or other amount paid or payable by the purchasing Tranche A Holder in respect of the total amount so recovered, without further interest thereon. Promptly after delivery of such notice, such Tranche A Holder shall deliver the amount of such payment to the Administrative Agent and the Company shall direct the Administrative Agent how to apply such payment among the Tranche A Holders as a result of the purchase of such participations. Each Obligor agrees that any Tranche A Holder so purchasing a participation from another Tranche A Holder may, to the fullest extent permitted by applicable law, exercise all its rights of payment (including the right of set-off, but subject to Section 3.8) with respect to such participation as fully as if such Tranche A Holder were the direct creditor of such Obligor in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of distributions pursuant to this Section 3.9 and will in each case notify the Tranche A Holders following any such purchases or repayments.

      SECTION 3.10 Replacement of Tranche A Holders. If, upon the occurrence of an event giving rise to the operation of any of the provisions of this Article 3 which results in the affected Tranche A Holder charging to the Obligors increased costs or taxes in excess of those being generally charged by the other Tranche A Holders, the Company shall have the right, if no Event of Default shall have occurred and be continuing, to cause such Tranche A Holder to assign its Tranche A Loan and Notes pursuant to Section 9.7 (with all fees payable pursuant to Section 9.7(b) to be paid by the replacement Tranche A Holder(s)) to one or more other Eligible Assignees; provided that (i) the purchase price paid by such Eligible Assignee(s) shall be in the amount of such affected Tranche A Holder's Tranche A Loans, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (including the amounts demanded and unreimbursed under Sections 3.1 and 3.3), owing to such affected Tranche A Holder hereunder and (ii) the Company shall pay or reimburse the affected Tranche A Holder all reasonable and documented out-of-pocket expenses incurred by the affected Tranche A Holder in connection with such assignment and assumption.

      SECTION 3.11 Payments by Administrative Agent. Whenever the Administrative Agent is required to make a payment to the Tranche A Holders in respect of Net Cash Proceeds pursuant to Article VII of the Common Agreement, the Administrative Agent shall make such payments in immediately available funds within one Business Day after it receives such funds.

                                    ARTICLE 4

                              CONDITIONS SUBSEQUENT

      SECTION 4.1 Conditions Subsequent. The Company shall, no later than 15 Business Days after the date hereof:

      (a) satisfy each of the conditions set forth in Section 2.01 of the Common Agreement;

      (b) deliver to the Administrative Agent a Note for each Tranche A Holder, and

      (c) deliver to the Administrative Agent (i) an opinion, substantially in the form of Exhibit B-1, from White & Case LLP, special New York counsel to the Obligors, (ii) an opinion, substantially in the form of Exhibit B-2, from Santamarina y Steta, S.C., special Mexican counsel to the Obligors, and (iii) an opinion substantially in the form of Exhibit B-3, from Lic. Gabriel Villegas Salazar, internal counsel to the Obligors.

                                    ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

      In addition to the representations and warranties set forth in Article III of the Common Agreement, each Obligor and each Additional Guarantor hereby represents and warrants to each Tranche A Holder and the Administrative Agent, as of the Closing Date, as follows, provided, that each Guarantor represents and warrants as to itself only:

      SECTION 5.1 Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Person is necessary or required in connection with the execution, delivery or performance of any Restructuring Document (except for the registration of the Mexican Mortgage described in Section 5.11) by, or the enforcement of any Restructuring Document against, any Obligor, except any such approval, consent, exemption, authorization, action, notice or filing that has already been obtained, taken or made, as the case may be, and is in full force and effect.

      SECTION 5.2 Status of Notes. Each Tranche A Holder's Note is a valid and enforceable credit instrument (titulo de credito) in accordance with the Ley General de Titulos y Operaciones de Credito enforceable under Mexican law by means of a summary judicial proceeding (accion ejecutiva mercantil) against the Company, as maker, and any Guarantor party thereto, as avalista.

      SECTION 5.3 Litigation. Except as specifically disclosed in Schedule 5.3, there are no actions, suits, proceedings, claims or disputes pending or, to the best knowledge of any Obligor, threatened or contemplated (whether at law, in equity, in arbitration or before any Governmental Authority), against any Obligor that:

            (a) purport to affect or pertain to this Agreement or any other Restructuring Document or any of the transactions contemplated hereby or thereby; or

            (b) could reasonably be expected to have a Material Adverse Effect.

In addition, no injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Restructuring Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

      SECTION 5.4 No Default. No Default or Event of Default exists or would result from the incurrence of any Restructured Debt by any Obligor. No Obligor is in default under or with respect to any Contractual Obligation in any respect that, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that if such default occurred after the Closing Date, could reasonably be expected to create or constitute a Default or an Event of Default.

      SECTION 5.5 Employee Benefit Plans; Employment Matters. As of the Closing
Date:

            (a) Each employee benefit plan (if any) of the Obligors has been maintained, operated and administered in accordance with its terms and with Applicable Law, and all notices, filings and disclosures required by such terms or Applicable Law have been timely made, except when the failure to maintain, operate, administer, notify, file or disclose could not reasonably be expected to have a Material Adverse Effect. No proceeding with respect to the administration or the investment of any assets of any such employee benefit plan (other than routine claims for benefits) that could reasonably be expected to have a Material Adverse Effect is pending or threatened.

            (b) All obligations of the Obligors for payments with respect to any and all mandatory and additional employee benefit plans (including IMSS, Infonavit and accrued payroll tax payments for their respective employees) have been timely paid and properly reported in the financial statements required to be delivered hereunder except where the failure to make such payments could not reasonably be expected to have a Material Adverse Effect.

            (c) Except as required by Applicable Law, no Obligor has any liability for retiree benefits.

            (d) No Obligor has any payment obligations for retiree benefits that are past due and unpaid.

            (e) Each of the Obligors has complied in all material respects with all Applicable Laws with respect to employment practices, including applicable health and safety regulations, and there is no charge or complaint alleging any violation of such Applicable Laws against any Obligor pending or, to any of their knowledge, threatened (including by or before any federal or local labor board, any tribunal or the Comision Nacional del Sistema de Ahorro para el Retiro (National Savings and Retirement System Commission)) that could reasonably be expected to have a Material Adverse Effect.

            (f) There is no labor strike, request for representation, slowdown or stoppage pending or, to the best knowledge of any Obligor, threatened against or affecting any of them that could reasonably be expected to have a Material Adverse Effect.

            (g) The Obligors have filed all forms, reports and statements, in each case with respect to employment matters and employment benefit plans, and provider agreements, benefit plan descriptions, payor agreements, beneficiary materials and other documents (including those related to employee benefit plans) required to be filed by any of them with any Governmental Authority, including state and federal insurance and health regulatory authorities, except where the failure to file could not reasonably be expected to have a Material Adverse Effect.

      SECTION 5.6 Title to Properties. Each Obligor has unencumbered legal title to, or valid leasehold interests in, all real and personal property necessary or used in the ordinary conduct of their respective businesses, except for (a) such defects in title as could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (b) Permitted Liens and (c) the completion of the registrations described in Schedule 5.6.

      SECTION 5.7 Taxes.

      (a) Each Obligor has accurately filed all income and other material Tax returns, statements and reports required to be filed, and have timely paid all Taxes due and payable, except (i) those Taxes that are being contested in good faith by appropriate proceedings and with respect to which bonds have been posted if required by Applicable Law and adequate reserves have been provided in accordance with Mexican GAAP, and (ii) those Taxes that could not reasonably be expected to have a Material Adverse Effect. There is no tax assessment against any Obligor that has been proposed in writing and that would, if made, have a Material Adverse Effect.

      (b) There is no tax of any kind whatsoever imposed by any Governmental Authority in Mexico either (i) on or by virtue of the execution, delivery, performance, enforcement or admissibility into evidence of this Agreement, the Notes or any other Restructuring Document or (ii) on any payment to be made by any Obligor pursuant to this Agreement, the Notes or any other Restructuring Document, except that, (i) recording fees are payable to each of the public registries in Mexico where any Security Documents must be recorded, and (ii) as of the Closing Date, any payment of interest or fees payable from Mexico under this Agreement will be subject to withholding tax as set forth in the Mexican Income Tax Law; provided that in the case of payments made under this Agreement to financial institutions registered with Hacienda for purpose of Article 195,
Section I of the Mexican Income Tax Law that are residents (or have the principal offices of such financial institution resident, if such financial institution lends through a branch or agency) for tax purposes of a jurisdiction with which Mexico has in effect a treaty for the avoidance of double taxation, the applicable rate will be 4.9%, or such other rate as may be provided in the Mexican Income Tax Law.

      SECTION 5.8 Financial Condition. No Obligor had, on December 31, 2003, any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the audited balance sheet as of December 31, 2003 referred in Section 3.04 of the Common Agreement. There has been no material adverse change in the consolidated financial condition, operations, business or prospects of the Obligors, taken as a whole, since December 31, 2003, from that set forth in the audited financials referred to in Section 3.04 of the Common Agreement.

      SECTION 5.9 Environmental Compliance. In the ordinary course of its business, each Obligor conducts an ongoing review of the effect of Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated liabilities and costs (including any capital or operating expenditures required for cleanup or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, (a) to the best of each Obligor's knowledge, each Obligor is in compliance with Environmental Laws other than any failure to comply that has not resulted and cannot reasonably be expected to result in a Material Adverse Effect; (b) to the best of each Obligor's knowledge, there is no condition on or near real property leased, owned, or otherwise used by any Obligor that has given or could give rise to liability under any Environmental Law, which liability has resulted or could reasonably be expected to result in a Material Adverse Effect; and (c) to the best of each Obligor's knowledge, no Obligor has suffered any act or omission that could give rise to liability under any Environmental Laws that has resulted or could reasonably be expected to result in a Material Adverse Effect.

      SECTION 5.10 Insurance. The properties of each Obligor are insured, with financially sound and reputable independent insurance companies that are not Affiliates of any Obligor, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Obligor operates.

      SECTION 5.11 Legal Form; No Filing. Each of this Agreement, the Notes and each of the other Restructuring Documents is in proper legal form under the law of Mexico for the enforcement thereof under such law. It is not necessary in order to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement, any Note or any other Restructuring Documents in Mexico that this Agreement, any Note, any Restructuring Document or any other document be filed, registered, recorded or enrolled with any court or other Governmental Authority or other Person in Mexico except (a) for the registration of the Mexican Mortgage in the Public Registry of Property with jurisdiction in each place where real property subject to the Mexican Mortgage is located, (b) for the notification of the bank at which are maintained any accounts subject to the Mexican Pledge Agreement, and (c) that in the event of any legal proceedings, all English language documents are required to be translated into Spanish by a court approved translator and such translations would have to be approved by the court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents. The Spanish versions of the Notes and of this Agreement are in the proper form for enforcement in legal proceedings in Mexico. Except for fees payable for the registration and notarization of the Mexican Mortgage, the ratification of the Mexican Pledge Agreement, and the notarization of each Mexican power-of-attorney required to be granted under the Restructuring Documents, no taxes are required to be paid and no notarization is required for the legality, validity, enforceability or admissibility into evidence of this Agreement, any Note or any other Restructuring Document.

      SECTION 5.12 No Liens. There is no Lien upon or with respect to any of the Collateral, except Permitted Liens.

      SECTION 5.13 Mexican Proceeding; 304 Proceeding; Solvency. (a) The Mexican Court entered its final judgment in the Mexican Proceeding on February 8, 2005 and the Mexican Proceeding was terminated, (b) no other approval or order is required by the Mexican Court in the Mexican Proceeding for the Company or any Loan Party to execute and deliver this Agreement or the other Loan Documents,
(c) no other approval or order is required by the Mexican Court in the Mexican Proceeding for the Company to perform its obligations under this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby, (d) each of the Convenio Concursal and the Common Agreement is binding and enforceable against each holder of any unsecured Indebtedness of the Company that has been recognized by the Mexican Court in the Mexican Proceeding (whether or not such holder has executed and delivered such agreement), any non-contingent unsecured Indebtedness of the Company outstanding on the date hereof that was not recognized by the Mexican Court in the Mexican Proceeding has been discharged, and each other Loan Document is binding and enforceable against each holder of any unsecured Indebtedness of the Company outstanding on the date hereof that is named therein as a party thereto (whether or not such holder has executed and delivered such agreement), (e) the Company has no unsecured Indebtedness on the date hereof that is not disclosed in, and restructured pursuant to, the Convenio Concursal and the Common Agreement, (f) in connection with Case No. 04-13487(RDD), an ancillary proceeding under Section 304 of the Bankruptcy Code, commenced in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") by Gabriel Villegas Salazar, the foreign representative of Corporacion Durango S.A. de C.V., the Company has filed with the Bankruptcy Court a motion seeking entry of an order, substantially in the form of Exhibit F, that, among other things, (i) recognizes and gives full force and effect to the restructuring of all of the unsecured Indebtedness of the Company provided for by the Convenio Concursal, (ii) prohibits all persons from taking any action against the Company or any Loan Party in the United States in respect of the Approved Claims, except as is otherwise permitted under the Convenio Concursal and the relevant provisions of the Mexican Business Reorganization Act, (iii) requires that claims against the Company and any Loan Party be resolved in accordance with the Convenio Concursal and the relevant provisions of the Mexican Business Reorganization Act and (iv) dissolves the injunctive relief granted pursuant to that certain temporary restraining order entered by the Bankruptcy Court on May 21, 2004 and the preliminary injunction order entered by the Bankruptcy Court on June 4, 2004 and extended on June 30, 2004 and on August 16, 2004 (the "Preliminary Injunction Order") enjoining all actions in the United States and its territories against the Protected Parties (as such term is defined in the Preliminary Injunction Order), and (g) none of the Obligors will, after giving effect to the Restructuring, meet the requirements to be declared in concurso under the Concurso Law.

      SECTION 5.14 Investment Company Act. None of the Obligors is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act.

      SECTION 5.15 Regulations T, U and X. No Obligor is engaged in the business of extending credit for the purpose of buying or carrying margin stock, and no proceeds of any Restructured Debt will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulations T, U or X. Terms for which meanings are provided in F.R.S. Board Regulations T, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

      SECTION 5.16 Intellectual Property. The Company owns and possesses or has a license or other right to use all such patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as the Company considers necessary for the conduct of the businesses of the Company or its Subsidiaries as now conducted without any infringement upon rights of others which would reasonably be expected to have a Materially Adverse Effect. There is no individual patent, patent license, trademark, trademark license, trade name, trade name license, copyright or copyright license used by the Company in the conduct of its business the loss of which would reasonably be expected to have a Materially Adverse Effect.

      SECTION 5.17 Guarantor Paying Agent. The Guarantor Paying Agent is not an Affiliate of the Company or any Subsidiary thereof.

                                    ARTICLE 6

                                    COVENANTS

      SECTION 6.1 Affirmative Covenants. Each Obligor agrees with each Tranche A Holder and the Administrative Agent that until the Termination Date has occurred it will perform and comply with each of the covenants as are set forth in
Article IV of the Common Agreement. In addition, the Company will, and will cause its Subsidiaries to, perform or cause to be performed the obligations set forth below.

      SECTION 6.1.1 Financial Information. As soon as available and in any event within 60 days after the end of each Fiscal Quarter of each Fiscal Year, and as soon as available and in any event within 120 days after the end of each Fiscal Year, the Company will furnish each Tranche A Holder and the Administrative Agent copies of a Compliance Certificate that demonstrates compliance with the financial covenants set forth in Section 6.3 as at the last day of such Fiscal Quarter or Fiscal Year (as the case may be).

      SECTION 6.1.2 Inspection Rights. Each Obligor will permit the Administrative Agent and each 1% Tranche A Holder and any of their respective representatives, at reasonable times and intervals upon reasonable notice to such Obligor, to visit such Obligor's offices, to discuss such Obligor's financial matters with its officers and employees, and its independent public accountants (and each Obligor hereby authorizes such independent public accountant to discuss such Obligor's financial matters with the Administrative Agent and each 1% Tranche A Holder or their representatives whether or not any representative of such Obligor is present) and to examine (and photocopy extracts from) any of its books and records. The Company shall pay any fees of such independent public accountant incurred in connection with the Administrative Agent's or any 1% Tranche A Holder's exercise of its rights pursuant to this Section.

      SECTION 6.2 Negative Covenants. Each Obligor covenants and agrees with each Tranche A Holder and the Administrative Agent that until the Termination Date has occurred, each Obligor will perform and comply with each of the covenants as are set forth in Article V of the Common Agreement. In addition, the Company will, and will cause its Subsidiaries to, perform or cause to be performed the obligations set forth below.

      SECTION 6.2.1 Capital Expenditures. The Obligors will not, and will not permit any of their respective Subsidiaries to, make or commit to make Capital Expenditures in any Fiscal Year in excess of $12,000,000 in the aggregate, provided that, to the extent the amount of Capital Expenditures actually made by the Obligors in any Fiscal Year is less than $12,000,000 in the aggregate, the shortfall for such Fiscal Year may be carried forward to the next succeeding (but not any subsequent) Fiscal Year (any such amount to be certified by the Company to the Administrative Agent in the Compliance Certificate delivered for the last Fiscal Quarter of such Fiscal Year). For purposes of determining compliance with this Section 6.2.1 for any Fiscal Year, actual Capital Expenditures made during such Fiscal Year shall first be applied to the annual limit of $12,000,000 million for such Fiscal Year, and then, if necessary, to any carry forward limit from the immediately preceding year.

      SECTION 6.2.2 Prepayment of Other Tranches. No Obligor will make any optional prepayment or redemption of principal of any Tranche B Notes without the equal and ratable prepayment of the Tranche A Loans hereunder.

      SECTION 6.2.3 Consolidations; Mergers; Etc. No Obligor will, either in a single transaction or through a series of related transactions, merge, consolidate or combine into or with any other Person; provided that:

            (a) any Primary Guarantor may merge, consolidate or combine with any other Primary Guarantor; and

            (b) any Additional Guarantor may merge, consolidate or combine with any Primary Guarantor, provided that (x) the surviving entity shall be the Primary Guarantor and (y) such merger, consolidation or combination complies with Section 5.06 of the Common Agreement.

      SECTION 6.2.4 Fiscal Year. No Obligor will change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters of its fiscal year from March 31, June 30 and September 30 of each year, respectively.

      SECTION 6.2.5 Referenced Claims. Neither the Company nor any of its Subsidiaries will settle, pay, satisfy or acquire any of the Referenced Claims
(i) for consideration which shall exceed the amount agreed to in writing by the Company and the Required Tranche A Holders or (ii) with funds or property, except as agreed to in writing by the Company and the Required Tranche A Holders.

      SECTION 6.3 Financial Condition and Operations. No Obligor will permit any of the events set forth below to occur.

      SECTION 6.3.1 Leverage Ratio. The Company will not permit the Leverage Ratio as of the last day of any Fiscal Quarter ending on the last day of any of the months set forth below to be greater than the ratio set forth opposite such month:

                                        Leverage
Date                                      Ratio
----                                    --------
December 2004                            12.3:1
March 2005                               11.2:1
June 2005                                10.6:1
September 2005                           10.1:1
December 2005                             9.7:1
March 2006                                9.2:1
June 2006                                 8.7:1
September 2006                            8.3:1
December 2006                             7.9:1
March 2007                                8.0:1
June 2007                                 7.8:1
September 2007                            7.7:1
December 2007                             7.5:1
March 2008                                7.0:1
June 2008                                 6.8:1
September 2008                            6.7:1
December 2008                             6.6:1
March 2009                                6.7:1
June 2009                                 6.6:1
September 2009                            6.5:1
December 2009                             6.4:1
March 2010                                6.3:1
June 2010                                 6.2:1
September 2010                            6.1:1
December 2010                             6.0:1
March 2011                                5.9:1
June 2011                                 5.7:1
September 2011                            5.6:1
December 2011                             5.5:1
March 2012                                5.4:1
June 2012                                 5.3:1
September 2012                            5.2:1
December 2012                             5.1:1

      SECTION 6.3.2 Interest Coverage Ratio. The Company will not permit the Interest Coverage Ratio as of the last day of any Fiscal Quarter ending on the last day of any month set forth below to be less than the ratio set forth opposite such month:

                                    Interest Coverage
Date                                      Ratio
----                                -----------------
December 2004                             3.0:1

March 2005                                3.0:1
June 2005                                 2.1:1
September 2005                            1.8:1
December 2005                             1.5:1
March 2006                                1.5:1
June 2006                                 1.5:1
September 2006                            1.5:1
December 2006                             1.6:1
March 2007                                1.5:1
June 2007                                 1.5:1
September 2007                            1.5:1
December 2007                             1.5:1
March 2008                                1.6:1
June 2008                                 1.6:1
September 2008                            1.6:1
December 2008                             1.6:1
March 2009                                1.6:1
June 2009                                 1.6:1
September 2009                            1.6:1
December 2009                             1.6:1
March 2010                                1.7:1
June 2010                                 1.7:1
September 2010                            1.7:1
December 2010                             1.7:1
March 2011                                1.8:1
June 2011                                 1.8:1
September 2011                            1.8:1
December 2011                             1.9:1
March 2012                                1.9:1
June 2012                                 2.0:1
September 2012                            2.0:1
December 2012                             2.0:1

                                    ARTICLE 7

                                DEFAULT/REMEDIES

      SECTION 7.1 Events of Default. Any of the following shall constitute an "EVENT OF DEFAULT".

      SECTION 7.1.1 Non-Payment of Obligations. The Company or any Guarantor shall default in the payment or prepayment when due of:

            (a) any principal of any Tranche A Loan;

            (b) any interest on any Tranche A Loan, and such default shall continue unremedied for a period of 30 days after such amount was due; or

            (c) any fee described in Article 3 or any other monetary Obligation, and such default shall continue unremedied for a period of 30 days after such amount was due.

      SECTION 7.1.2 Representation or Warranty. Any representation or warranty made to any Tranche A Holder by the Company or any Guarantor in this Agreement or any other Restructuring Document proves to have been untrue in any material respect when made.

      SECTION 7.1.3 Breach of Covenant. Either (a) the Company shall fail to comply with its obligations under Section 4.02 of the Common Agreement; or (b) the Company, any Guarantor, Pipsamex or McKinley shall fail to observe or perform any other covenant or agreement required to be observed or performed by it contained in the Notes, the Common Agreement, the Security Documents or this Agreement, if such failure is not remedied within 30 days after written notice is given to the Company by any Tranche A Holder, specifying such default, requiring that it be remedied and stating that such notice is a "Notice of Default."

      SECTION 7.1.4 Judgments. One or more final, non-appealable judgments or orders not fully covered by insurance shall be entered against any Obligor for the payment of money in excess of $15,000,000 in the aggregate for all such judgments or orders (treating any deductibles, self-insurance or retention as not covered by insurance) and shall not be paid or discharged within five Business Days; provided that a judgment in respect of a Referenced Claim shall not be counted toward such aggregate maximum unless and until it is a Qualified Judgment.

      SECTION 7.1.5 Restructuring Documents and Liens. The obligations of any Guarantor under Article X of the Common Agreement, or the obligations of the Company, any Guarantor, Pipsamex or McKinley under any Security Document (or any Lien intended to be created thereby), shall be found by a court of competent jurisdiction to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or the Company, any Guarantor, Pipsamex or McKinley, or any Person acting on behalf of any of them, shall deny or disaffirm such obligations.

      SECTION 7.1.6 Insolvency; Voluntary Proceedings. Any Obligor (i) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction (including a concurso mercantil proceeding) (ii) makes a general assignment for the benefit of its creditors, (iii) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (iv) shall be adjudicated insolvent, or to be liquidated, or (v) takes corporate action for the purpose of any of the foregoing.

      SECTION 7.1.7 Involuntary Proceedings. A court or governmental authority of competent jurisdiction shall enter an order appointing, without consent by an Obligor, a custodian, receiver, trustee or other officer with similar powers with respect to such Person or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of such Obligor, or any such petition shall be filed against any Obligor and not be dismissed within 60 days.

      SECTION 7.1.8 Default in Respect of Tranche B Notes. There shall have occurred and be continuing an Event of Default under the B Note Documents that does not otherwise constitute an Event of Default hereunder that (a) was caused by a failure to pay principal, premium or interest on the B Notes, or (b) has not been remedied or waived within 90 days after the date that a Responsible Officer provided (or was required by Section 4.02 of the Common Agreement to provide) notice thereof to the B Note Trustee; provided that if any waiver of any such Event of Default is granted by the B Noteholders prior to any remedial action being taken by the Tranche A Holders (other than an acceleration that has been rescinded) such Event of Default under the B Note Documents shall not be an Event of Default hereunder.

      SECTION 7.1.9 Cross-Default. Any Obligor shall default in the performance of or compliance with any terms of any Indebtedness (other than Indebtedness under this Agreement, the Notes or any other Restructuring Document) or of any mortgage, indenture or other agreement relating thereto, or any other condition exists, and as a consequence of such default or condition the holders of such Indebtedness (or a trustee or agent on their behalf) shall have declared such Indebtedness to be due and payable before its stated maturity or before its regularly scheduled dates of payment; provided that it shall not constitute an Event of Default under this Section 7.1.9 unless such Indebtedness, individually or together with other Indebtedness as to which such default or condition then exists, has an aggregate outstanding principal balance in excess of $15,000,000 (or its equivalent in other currencies).

      SECTION 7.2 Remedies. Following the occurrence and during the continuance of an Event of Default, upon written direction of the Required Tranche A Holders, the Administrative Agent shall, by written notice to the Company, declare the unpaid principal amount of all outstanding Tranche A Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable to the Administrative Agent or any Tranche A Holder hereunder or under any other Restructuring Document to be (and, in the case of any Event of Default described in Section 7.1.6 or 7.1.7, shall automatically be, without any such direction or notice) immediately due and payable directly from the Company or any other Obligor, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Obligor.

      SECTION 7.3 Right Not Exclusive. The rights, powers, privileges and remedies provided for in the Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other documents now existing or hereafter arising.

                                    ARTICLE 8

                              ADMINISTRATIVE AGENT

      SECTION 8.1 Appointment and Authorization of Administrative Agent. Each Tranche A Holder hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Restructuring Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Restructuring Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Tranche A Holder or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

      SECTION 8.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Restructuring Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care if (i) the Company shall have consented in writing (which consents shall not be unreasonably withheld or delayed) to the engagement of such agent or attorney-in-fact or (ii) the Company is the express third party beneficiary of such engagement.

      SECTION 8.3 Liability of Administrative Agent. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any Tranche A Holder or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Tranche A Holder or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

      SECTION 8.4 Reliance by the Administrative Agent.

      (a) The Administrative Agent shall be entitled to conclusively rely (without independent investigation into the facts or matters stated therein), and shall be fully protected in acting or refraining from acting in reliance, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, opinion, report, request, order, approval, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. Any such reliance by the Administrative Agent shall be deemed conclusive, absent manifest error. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Tranche A Holders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Tranche A Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Tranche A Holders (or such greater number of Tranche A Holders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Tranche A Holders.

      (b) For purposes of determining compliance with the conditions specified in Section 4.1, each Tranche A Holder that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Tranche A Holder unless the Administrative Agent shall have received notice from such Tranche A Holder prior to the proposed Closing Date specifying its objection thereto.

      SECTION 8.5 Notice of Default; Direction by Required Tranche A Holders. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, unless the Administrative Agent shall have received written notice from a Tranche A Holder or any Obligor referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The Administrative Agent will promptly notify the Tranche A Holders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Tranche A Holders in accordance with Article 7; provided that if the Administrative Agent is required to provide direction to the Collateral Agent, whether in connection with a Default or otherwise, the Administrative Agent shall be entitled to first seek direction from the Required Tranche A Holders before taking any such action; provided, further, that unless and until the Administrative Agent has received any such direction, the Administrative Agent shall have no obligation to take such action.

      SECTION 8.6 Credit Decision; Disclosure of Information by Administrative Agent. Each Tranche A Holder acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Tranche A Holder as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Tranche A Holder represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all bank or other regulatory Applicable Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Tranche A Holder also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Restructuring Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Tranche A Holders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Tranche A Holder with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

      SECTION 8.7 Indemnification of Agent-Related Persons. Whether or not the transactions contemplated hereby are consummated, each Tranche A Holder agrees to indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Tranche A Holder shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Tranche A Holders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Tranche A Holder shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section 8.7 shall survive repayment of the Tranche A Loans, the payment of all other Obligations and the resignation or removal of the Administrative Agent.

      SECTION 8.8 The Agent-Related Persons in their Individual Capacity. Each Agent-Related Person may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Obligors and their respective Affiliates as though the Administrative Agent did not act in such capacity under the Restructuring Documents, without notice to or consent of the Tranche A Holders. The Tranche A Holders acknowledge that, pursuant to such activities, the Agent-Related Persons may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or its Affiliates) and acknowledge that no Agent-Related Person shall be under any obligation to provide such information to any Tranche A Holder.

      SECTION 8.9 Successor Agent. The Administrative Agent may, and at the request of the Required Tranche A Holders shall, resign as Administrative Agent upon 30 days' notice to the Tranche A Holders and the Company. If the Administrative Agent resigns under this Agreement, the Required Tranche A Holders shall appoint from among the Tranche A Holders a successor administrative agent for the Tranche A Holders. If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Tranche A Holders and the Company, a successor administrative agent from among the Tranche A Holders. Upon the acceptance of its appointment as successor administrative agent hereunder: (a) the Required Tranche A Holders shall notify the retiring Administrative Agent of such acceptance of appointment, (b) such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, (c) the term "Administrative Agent" shall mean such successor administrative agent and (d) the retiring Administrative Agent's appointment, powers and duties as the Administrative Agent shall be terminated. After the retiring Administrative Agent's resignation hereunder, the terms and provisions of this Article and
Section 9.4 and Section 9.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under the Loan Documents. If no successor administrative agent has accepted appointment as the Administrative Agent by the date that is 30 days after the retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Tranche A Holders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Tranche A Holders appoint a successor administrative agent as provided for above.

      SECTION 8.10 Protections of the Administrative Agent.

      (a) The Administrative Agent shall have no obligation to expend or risk its own funds or to otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers hereunder if the Administrative Agent shall have reasonably determined that repayment of such funds or indemnity reasonably satisfactory to the Administrative Agent against such risk or liability is not assured.

      (b) The Administrative Agent shall have no obligation to invest and reinvest any cash held in the absence of timely and specific written investment direction from the Company.

      (c) Any corporation into which the Administrative Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Administrative Agent shall be a party, or any corporation succeeding to the business of the Administrative Agent shall be the successor of the Administrative Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

      (d) Notwithstanding anything to the contrary contained herein, the Administrative Agent shall not be liable for special, indirect or consequential loss or damage of any kind whatsoever

(including but not limited to lost profits), even if the Administrative Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

                                    ARTICLE 9

                                  MISCELLANEOUS

      SECTION 9.1 Amendments and Waivers. (a) No amendment, modification or waiver of any provision of this Agreement or any Note, and no consent with respect to any departure by any Obligor therefrom, shall be effective unless the same shall be in writing and signed by the Required Tranche A Holders (or by the Administrative Agent at the written direction of the Required Tranche A Holders) and the Company (and, if the Administrative Agent is not a party thereto, unless notice thereof shall have been given to the Administrative Agent), and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, modification, waiver or consent shall, unless in writing and signed by all the Tranche A Holders and the Company, do any of the following:

            (i) amend or modify any provision in this Agreement, any Note or any Restructuring Document providing for consent or other action by all Tranche A Holders or the Required Tranche A Holders,

            (ii) amend, modify or waive any provision of this Section 9.1,

            (iii) postpone or delay any date fixed by this Agreement, any Note or the Common Agreement for any payment of principal (including any such payment of principal occurring in respect of an optional prepayment pursuant to Section 2.3(a) or a Mandatory Prepayment/Redemption/Repurchase Event, where such prepayment shall have previously occurred at the time such amendment, modification, waiver or consent shall be requested), interest, fees or other amounts due to the Tranche A Holders (or any of them) thereunder, or

            (iv) reduce the principal amount of, or any rate of interest specified therein on, the Tranche A Holders' Notes or any fees or other amounts payable thereunder or under this Agreement.

      (b) In addition to the requirements of Section 9.1(a), no amendment, modification, waiver or consent that affects the rights or duties of the Administrative Agent under this Agreement or any other Restructuring Document shall be effective unless it is in writing and signed by the Administrative Agent, and the Administrative Agent may in its discretion decline to execute any such supplemental indenture, amendment, modification, waiver or consent.

      (c) Notwithstanding Section 9.1(a), the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

      SECTION 9.2 Notices.

      (a) Unless otherwise expressly provided herein, all notices, directions, requests and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices, directions, requests and other communications shall be mailed, faxed or delivered to the applicable address or facsimile number to the address or facsimile number specified for such Person on Schedule 15.10 to the Common Agreement or to such other address or facsimile number as shall be designated by such party in a notice to the other parties.

      (b) All such notices, directions, requests and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto, and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto, (B) if delivered by facsimile, when sent and receipt has been confirmed by telephone or in writing.

      (c) Each Tranche A Holder shall notify the Administrative Agent in accordance with clause (a) above of any change in: (i) the address to which notices to such Tranche A Holder should be directed, (ii) addresses of any Lending Office, (iii) payment instructions in respect of all payments to be made to it hereunder and (iv) such other administrative information as the Administrative Agent reasonably requests from time to time.

      SECTION 9.3 No Waiver; Cumulative Remedies. No failure by any Tranche A Holder or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

      SECTION 9.4 Indemnification. Whether or not the transactions contemplated hereby are consummated, each Obligor, jointly and severally, shall indemnify and hold harmless the Administrative Agent, each Tranche A Holder and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (each, an "INDEMNIFIED PERSON") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever that may at any time be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement or performance of this Agreement or any other Restructuring Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated hereby or thereby or the consummation of the transactions contemplated hereby or thereby, or (b) any actual or alleged violation of any Environmental Laws by or from any Mortgaged Property (except to the extent pollutants, contaminants, chemical or industrial, toxic or hazardous substances or wastes are first placed or released on any Mortgaged Property after the date on which no Obligor has any title to such Mortgaged Property as a result of remedial action taken with respect to such Mortgaged Property by the secured parties thereunder), or any environmental liability related in any way to the Company or any Guarantor, or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnified Person is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); provided that such indemnity shall not, as to any Indemnified Person, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, charges, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person (or its Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact). All amounts due under this Section 9.5 shall be payable within ten Business Days after demand therefor. The agreements in this Section 9.5 shall survive the resignation of the Administrative Agent, the replacement of any Tranche A Holder, the termination of any of the Restructuring Documents and the repayment, satisfaction or discharge of all other Obligations.

      SECTION 9.5 Payments Set Aside. Section 15.09 of the Common Agreement shall be deemed to be incorporated herein as if the same were set out in full herein.

      SECTION 9.6 Successors and Assigns.

      (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective authorized successors and assigns permitted hereby, except that: (x) Neither the Company nor any Guarantor shall assign or transfer any of its rights or obligations under this Agreement or any other Loan Document without the prior written consent of the Administrative Agent and each Tranche A Holder; and (y) no Tranche A Holder may assign or otherwise transfer any of its rights or obligations hereunder or under any other Restructuring Document except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section. Any other attempted assignment or transfer by any such party hereto shall be null and void. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated by Section 9.5 of this Agreement, the Indemnified Persons comprising the Administrative Agent, the Tranche A Holders and their respective officers, directors, employees, counsel, agents and attorneys-in-fact), any legal or equitable right, remedy or claim under or by reason of this Agreement.

      (b) Any Tranche A Holder may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement or under any other Restructuring Document, including all or a portion of its Tranche A Loan; provided that (i) except in the case of any assignment of the entire remaining amount of the Tranche A Loan at the time owing to the assigning Tranche A Holder or in the case of an assignment to a Tranche A Holder or an Affiliate of a Tranche A Holder or an Approved Fund (as defined in subsection
(g) of this Section) with respect to a Tranche A Holder, the aggregate amount of the Tranche A Loans subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless the Administrative Agent otherwise consents (such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Tranche A Holder's rights and obligations under this Agreement and the other Restructuring Documents with respect to the Tranche A Loans assigned; and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Tranche A Holder under this Agreement and the other Restructuring Documents, and the assigning Tranche A Holder thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement and the other Restructuring Documents (and, in the case of an Assignment and Assumption covering all of the assigning Tranche A Holder's rights and obligations under this Agreement and the other Restructuring Documents, such Tranche A Holder shall cease to be a party hereto but shall continue to be entitled to the benefits of Article 3 and Sections 9.4 and 9.5 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Company (at the assignee's expense) shall execute and deliver Notes to the assignee Tranche A Holder and each Guarantor (at the assignee's expense) shall endorse such Notes por aval. Any assignment or transfer by a Tranche A Holder of rights or obligations under this Agreement and the other Restructuring Documents that does not comply with this subsection shall be treated for purposes of this Agreement and the other Restructuring Documents as a sale by such Tranche A Holder of a participation in such rights and obligations in accordance with subsection (d) of this Section. To the extent that an assignment of all or any portion of a Tranche A Holder's rights and obligations pursuant to this Section 9.7(b) would, due to circumstances existing at the time of such assignment, result in increased costs under Section 3.3 or
3.6 from those being charged by the respective assigning Tranche A Holder prior to such assignment, then the Obligors shall not be obligated to pay (or indemnify or reimburse the assignee for) such increased costs.

      (c) The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at the Administrative Agent's address determined in accordance with Section 9.2 of the Common Agreement a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Tranche A Holders and principal amounts of the Tranche A Loans owing to each Tranche A Holder pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, absent manifest error, and the Company and the Administrative Agent and the Tranche A Holders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Tranche A Holder hereunder for all purposes of this Agreement and the other Restructuring Documents, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Tranche A Holder, at any reasonable time and from time to time upon reasonable prior notice.

      (d) Any Tranche A Holder may at any time, without the consent of, or notice to, the Company or the Administrative Agent, sell participations to any Person (other than a natural person or the Company or any of the Company's Affiliates or Subsidiaries or a Person acting on behalf of any of the Company or any of the Company's Affiliates or Subsidiaries) (each, a "PARTICIPANT") in all or a portion of such Tranche A Holder's rights and/or obligations under this Agreement and any other Restructuring Document (including all or a portion of the Tranche A

Loans owing to it); provided that (i) such Tranche A Holder's obligations under this Agreement and any other Restructuring Document shall remain unchanged, (ii) such Tranche A Holder shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Administrative Agent and the other Tranche A Holders shall continue to deal solely and directly with such Tranche A Holder in connection with such Tranche A Holder's rights and obligations under this Agreement and any other Restructuring Document; provided that such agreement or instrument may provide that such Tranche A Holder will not, without the consent of the Participant, agree to any amendment, waiver or other modifications described in the second proviso of
Section 9.1(a) to the extent such Participant would be negatively affected thereby. Any agreement or instrument pursuant to which a Tranche A Holder sells such a participation shall provide that such Tranche A Holder shall retain the sole right to enforce this Agreement and any other Restructuring Document and to approve any amendment, modification or waiver of any provision of this Agreement or any other Restructuring Document. Subject to subsection (e) of this Section, the Company agrees that each Participant shall be entitled to the benefits of
Article 3 to the same extent as if it were a Tranche A Holder and had acquired its interest by assignment pursuant to subsection (b) of this Section.

      (e) A Participant shall not be entitled to receive any greater payment under Article 3 than the applicable Tranche A Holder would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent.

      (f) Any Tranche A Holder may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and any other Restructuring Document (including under its Notes) to secure obligations of such Tranche A Holder to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Tranche A Holder from any of its obligations hereunder or thereunder or substitute any such pledgee or assignee for such Tranche A Holder as a party hereto or thereto.

      (g) As used herein, the following terms have the following meanings:

            "ELIGIBLE ASSIGNEE" means (a) a Mexican bank or (b) any other Person registered with the Hacienda) as a foreign financial institution for purposes of Article 195, Section I of the Mexican Income Tax Law that is also (i) a Tranche A Holder; (ii) an Affiliate of a Tranche A Holder;
      (iii) an Approved Fund; or (iv) a Person (other than a natural person) approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed) that is an "accredited investor" (as defined in Regulation D of the Securities Act of 1933) or a "qualified institutional buyer" (as defined in Rule 144A of the Securities Act of 1933); provided that, except as provided in Section 5.10 of the Common Agreement, notwithstanding the foregoing, "Eligible Assignee" shall not include the Company or any of the Company's Affiliates or Subsidiaries or a Person that has agreed to act on behalf of any of the foregoing Persons.

            "FUND" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

            "APPROVED FUND" means any Fund that is administered or managed by
      (a) a Tranche A Holder, (b) an Affiliate of a Tranche A Holder or (c) an entity or an Affiliate of an entity that administers or manages a Tranche A Holder.

      SECTION 9.7 Additional Guarantors. The Company shall designate any Subsidiary or newly acquired or formed Subsidiary as a Guarantor hereunder (each such Subsidiary, a "NEW GUARANTOR") in accordance with, and to the extent required by, Section 4.10 of the Common Agreement. Such New Guarantor shall become a Guarantor under this Agreement and for all purposes be deemed a Guarantor under this Agreement, with all rights and obligations of a Guarantor under this Agreement, upon the execution by such Person of a Joinder Agreement, countersigned by the Administrative Agent and, upon request by any Tranche A Holder, such New Guarantor shall sign "por aval" the Note made to the order of such Tranche A Holder.

      SECTION 9.8 Counterparts. This Agreement may be executed in any number of separate counterparts (including via facsimile), each of which, when so executed, shall be deemed an original, and all of which taken together shall be deemed to constitute but one and the same instrument.

      SECTION 9.9 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      SECTION 9.10 Third Party Beneficiaries. This Agreement is made and entered into for the sole protection and legal benefit of the parties hereto, the other Agent-Related Persons, the Indemnified Persons and their permitted successors and assigns (all of which, if not parties hereto, are third-party beneficiaries hereof for purposes of enforcing their respective rights hereunder), and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement.

      SECTION 9.11 Governing Law. THIS AGREEMENT AND THE TRANCHE A LOANS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE PARTIES HERETO SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW OF THE UNITED STATES OF AMERICA; PROVIDED, FURTHER, THAT FOR THE PURPOSE OF ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE TRANCHE A LOANS BROUGHT IN THE COURTS OF THE FEDERAL DISTRICT OF THE UNITED MEXICAN STATES, THIS AGREEMENT AND THE TRANCHE A LOANS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE UNITED MEXICAN STATES.

      SECTION 9.12 Consent to Jurisdiction; Process Agent. Each of the parties hereto hereby agrees that any suit, action or proceeding with respect to this Agreement, the Tranche A Loans or any other Restructuring Document or any judgment entered by any court in respect of any thereof may be brought in the Supreme Court of the State of New York, County of New York or in the United States District Court for the Southern District of New York, as the party commencing such suit, action or proceeding may elect in its sole discretion; and each of the parties hereto hereby irrevocably submits to the jurisdiction of such courts for the purpose of any such suit, action or proceeding. Each of the parties hereto further submits, for the purpose of any such suit, action, proceeding or judgment to the appropriate courts of its domicile and to the appropriate courts located in the national capital of the jurisdiction of the law under which such party is organized. In addition, the Company and each Guarantor hereby further submits, for the purpose of any such suit, action, proceeding or judgment, to the courts of the Federal District of the United Mexican States. The Company and each Guarantor hereby expressly and irrevocably waives any rights to any other jurisdiction which they may be entitled to on account of present or subsequent domicile or otherwise.

      SECTION 9.13 Waiver of Jury Trial. THE COMPANY, EACH GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH TRANCHE A HOLDER EXPRESSLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT AND THE OTHER RESTRUCTURING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

      SECTION 9.14 Currency. Section 15.07 of the Common Agreement shall be deemed to be incorporated herein as if the same were set out in full herein.

      SECTION 9.15 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the parties hereto, and supersede all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

      SECTION 9.16 English Language. Section 15.14 of the Common Agreement shall be deemed to be incorporated herein as if the same were set out in full herein.

      SECTION 9.17 No Partnership, Etc. The Tranche A Holders, the Guarantors and the Company intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this Agreement, the Tranche A Loans or any other Loan Document shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between any Tranche A Holder, on the one hand, and any other Tranche A Holder, the Company, the Guarantors or any other Person, on the other hand. The Tranche A Holders shall not in any way be responsible or liable for the debts, losses, obligations or duties of the Company, the Guarantors or any other Person. All obligations to pay real property or other taxes, assessments, insurance premiums and all other fees and charges arising from the ownership, operation or occupancy of the Company's business (and to perform all obligations under the agreements and contracts relating thereto) shall be the sole responsibility of the Company.

      SECTION 9.18 Survival. Article 3, Article 8 and this Article 9 shall survive the repayment of the Tranche A Loans and the termination of any Restructuring Document.

                            [SIGNATURE PAGES FOLLOW]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                     CORPORACION DURANGO, S.A. DE C.V.


                                     By: /s/ Mayela Rincon de Velasco
                                         ---------------------------------
                                         Name:  Mayela Rincon de Velasco
                                         Title: Attorney in fact



                                     ADMINISTRACION CORPORATIVA DE
                                     DURANGO, S.A. de C.V.


                                     By: /s/ Mayela Rincon de Velasco
                                         ---------------------------------
                                         Name:  Mayela Rincon de Velasco
                                         Title: Attorney in fact



                                     CARTONPACK, S.A. DE C.V.


                                     By: /s/ Mayela Rincon de Velasco
                                         ---------------------------------
                                         Name:  Mayela Rincon de Velasco
                                         Title: Attorney in fact




                                 COMPANIA PAPELERA DE ATENQUIQUE,
                                 S.A. de C.V.



                                 By: /s/ Mayela Rincon de Velasco
                                     ------------------------------------
                                     Name:  Mayela Rincon de Velasco
                                     Title: Attorney in Fact



                                 EMPAQUES DE CARTON TITAN



                                 By: /s/ Mayela Rincon de Velasco
                                     ------------------------------------
                                     Name:  Mayela Rincon de Velasco
                                     Title: Attorney in Fact



                                 ENVASES Y EMPAQUES DE MEXICO,
                                 S.A. DE C.V.


                                 By: /s/ Mayela Rincon de Velasco
                                     ------------------------------------
                                     Name:  Mayela Rincon de Velasco
                                     Title: Attorney in Fact

                                     INDUSTRIAS CENTAURO, S.A. DE C.V.


                                     By: /s/ Mayela Rincon de Velasco
                                         ---------------------------------
                                         Name:  Mayela Rincon de Velasco
                                         Title: Attorney in fact


                                     PONDEROSA INDUSTRIAL DE MEXICO, S.A.
                                     DE C.V.



                                     By: /s/ Mayela Rincon de Velasco
                                         ---------------------------------
                                         Name:  Mayela Rincon de Velasco
                                         Title: Attorney in fact



                                     COMPANIA NORTEAMERICANA DE
                                     INVERSIONES EN CELULOSA Y PAPEL, S.A.
                                     de C.V.

                                     By: /s/ Teresa Fernandez Escarzaga
                                         ---------------------------------
                                         Name:  Teresa Fernandez Escarzaga
                                         Title: Attorney in fact




                                    DURANGO INTERNACIONAL, S.A. de C.V.



                                    By: /s/ Mayela Rincon de Velasco
                                        ---------------------------------
                                        Name:  Mayela Rincon de Velasco
                                        Title: Attorney in fact



                                    DURANGO INTERNATIONAL, INC.



                                    By: /s/ Mayela Rincon de Velasco
                                        ---------------------------------
                                        Name:  Mayela Rincon de Velasco
                                        Title: Attorney in fact



                                    PORTEADORES DE DURANGO, S.A. de C.V.


                                    By: /s/ Mayela Rincon de Velasco
                                        ---------------------------------
                                        Name:  Mayela Rincon de Velasco
                                        Title: Attorney in fact

                                    RECICLAJES CENTAURO, S.A. de C.V.



                                    By: /s/ Mayela Rincon de Velasco
                                        ---------------------------------
                                        Name:  Mayela Rincon de Velasco
                                        Title: Attorney in fact

                                    THE BANK OF NEW YORK
                                    as the Administrative Agent



                                    By: /s/ Walter Salvatori
                                        ---------------------------------
                                        Name:  Walter Salvatori
                                        Title: Vice President

                                    BANCO NACIONAL DE MEXICO, SOCIEDAD
                                    ANONIMA, INTEGRANTE DEL GRUPO
                                    FINANCIERO BANAMEX,
                                    as a Tranche A Holder




                                    By: /s/ [Illegible]
                                        ---------------------------------
                                        Name:  [Illegible]
                                        Title: [Omitted]



                                    By: /s/ Gerardo Hernandez
                                        ---------------------------------
                                        Name:  Gerardo Hernandez
                                        Title: Apoderado

                                    CITIBANK INTERNATIONAL PLC,
                                    as a Tranche A Holder



                                    By: /s/ [Illegible]
                                        ---------------------------------
                                        Name:  [Illegible]
                                        Title: [Omitted]

                                    BANC OF AMERICA SECURITIES LIMITED,
                                    as a Tranche A Holder



                                    By: /s/ Eric Clause
                                        ---------------------------------
                                        Name:  Eric Clause
                                        Title: Principal

                                    JPMORGAN CHASE BANK, N.A.,
                                    as a Tranche A Holder



                                    By: /s/ Manochere V. Alamgir
                                        ---------------------------------
                                        Name:  Manochere V. Alamgir
                                        Title: Vice President

                                    CALIFORNIA COMMERCE BANK,
                                    as a Tranche A Holder




                                    By: /s/ Martin K. Breidspecher
                                        ---------------------------------
                                        Name:  Martin K. Breidspecher
                                        Title: Senior Vice President



                                    By: /s/ Jorge A. Figueroa
                                        ---------------------------------
                                        Name:  Jorge A. Figueroa
                                        Title: Senior Vice President

                                    DEUTSCHE BANK AG NEW YORK BRANCH,
                                    as a Tranche A Holder



                                    By: /s/ Jay Hopkins
                                        ---------------------------------
                                        Name:  Jay Hopkins
                                        Title: Assistant Vice President


                                    By: /s/ John Pineiro
                                        ---------------------------------
                                        Name:  John Pineiro
                                        Title: Director

                                   APPENDIX A

                                   DEFINITIONS

      "ACD" is defined in the preamble to this Agreement.

      "ADDITIONAL AMOUNT" is defined in Section 3.1(b) of this Agreement.

      "ADMINISTRATIVE AGENT" is defined in the preamble to this Agreement.

      "AGENT-RELATED PERSONS" means the Administrative Agent and any successor or replacement agent thereof, together with its Affiliates, and the officers, directors, employees, agents, attorneys, consultants, and attorneys-in-fact of such Persons and Affiliates.

      "AGREEMENT" is defined in the preamble to this Agreement.

      "APPLICABLE MARGIN" means a rate per annum equal to 2.75%.

      "APPROVED FUND" is defined in Section 9.6(g) of this Agreement.

      "ASSIGNMENT AND ASSUMPTION" means an assignment and assumption agreement substantially in the form of Exhibit D to this Agreement.

      "ATTORNEY COSTS" means and includes all reasonable and documented fees and disbursements of any law firm or other external counsel, the reasonable and documented allocated cost of internal legal services and all reasonable and documented disbursements of internal counsel.

      "BUSINESS DAY" means (i) any day other than a Saturday, Sunday or other day on which commercial banks in (A) New York City and (B) Mexico City, Mexico are authorized or required by law to close and (ii) relative to the prepaying or repaying of any Tranche A Loan, any day that is a Business Day described in the immediately preceding clause (i) and that is also a London Business Day.

      "CAPITAL ADEQUACY REGULATION" means any guideline, law, rule, regulation, request or directive of any central bank or other Governmental Authority, whether or not having the force of law, in each case regarding capital adequacy of any bank or of any corporation controlling a bank.

      "CAPITAL EXPENDITURES" means, for any period, the aggregate amount of all expenditures of the Obligors for fixed or capital assets made during such period which, in accordance with Mexican GAAP, would be classified as capital expenditures. For purposes of determining compliance with Section 6.2.1, any amounts expended (to the extent expended in a currency other than Dollars) as Capital Expenditures shall be converted into Dollars on the basis of the noon buying rate, as in effect on the date of such expenditure, in New York City for cable transfers in such currency as certified for customs purposes by the Federal Reserve Bank of New York.

      "CARTONPACK" is defined in the preamble to this Agreement.

      "CENTAURO" is defined in the preamble to this Agreement.

      "COMMON AGREEMENT" is defined in the recitals to this Agreement.

      "COMPANY" is defined in the preamble to this Agreement.

      "COMPLIANCE CERTIFICATE" means a certificate, signed by the chief financial officer of the Company, substantially in the form of Exhibit C.

      "CONCURSO LAW" means Mexico's Ley de Concurso Mercantiles.

      "CONSOLIDATED EBITDA" means, for any period, the sum of the following for the Company and its Subsidiaries (calculated on a consolidated basis in accordance with Mexican GAAP and as provided in Section 1.04 of the Common Agreement):

      (a) operating income for such period;

      (b) to the extent deducted in determining such operating income for such period, the sum of the following:

            (i) depreciation,

            (ii) amortization,

            (iii) any other non-cash charges (including inflation adjustments of the initial inventory included in the determination of the cost of sales, reserves made for doubtful accounts and for contingencies arising in connection with litigation, and non-cash effect on sales of fixed assets) other than any such non-cash charges that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period,

            (iv) the aggregate amount of all cash severance payments actually made in cash,

            (v) taxes paid or payable, and

            (vi) non-cash charges incurred in connection with pension plans; and

      (c) the aggregate amount of interest income accrued during such period.

      "CONSOLIDATED INTEREST EXPENSE" means, for any applicable period, the aggregate interest expense (both accrued and paid and net of interest income paid during such period to the Obligors) of the Company and its Consolidated Subsidiaries for such applicable period (including the portion of any payments made in respect of Capital Lease Liabilities allocable to interest expense), determined on a consolidated basis in accordance with Mexican GAAP, exclusive of interest expense in respect of interest accrued, but not payable in cash during such period, on the C Notes.

      "CONSOLIDATED NET INCOME" means, as to any Person for any period, the aggregate of all amounts (exclusive of all amounts in respect of any extraordinary gains but including extraordinary losses) which would be included as net income on the consolidated financial statements of such Person for such period.

      "COPASA" is defined in the preamble to this Agreement.

      "COVERED TAX" or "COVERED TAXES" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, and any and all stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies imposed by any jurisdiction or by any political subdivision or taxing authority thereof, if any, that arise from any payment under this Agreement, the Common Agreement or any other Restructuring Document or from the execution, delivery, performance, enforcement, attempted enforcement, preservation of any rights or remedies pursuant to, the protection of any right or claim under or registration of, or otherwise with respect to, this Agreement, the Common Agreement or any other Restructuring Document, and all liabilities with respect to any of the foregoing, excluding, in the case of the Administrative Agent and each Tranche A Holder, respectively, taxes imposed on or measured by its net income or net profits by the jurisdiction (or any political subdivision or taxing authority thereof) under the laws of which the Administrative Agent or such Tranche A Holder, as the case may be, is organized, maintains its principal office or its Lending Office.

      "DEFAULT" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

      "DISASTER SUBSTITUTE RATE" is defined in Section 3.5 of this Agreement.

      "ELIGIBLE ASSIGNEE" is defined in Section 9.6(g) of this Agreement.

      "ENVIRONMENTAL LAWS" means all applicable federal, state, local and foreign laws, rules or regulations (including the "Treaty of La Paz" between Mexico and the United States) or required permits, licenses or approvals relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

      "EVENT OF DEFAULT" is defined in Section 7.1.

      "EYEMEX" is defined in the preamble to this Agreement.

      "FEE LETTER" is defined in Section 2.6 of this Agreement.

      "FISCAL QUARTER" means a quarter ending on the last day of March, June, September or December.

      "FISCAL YEAR" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "2004 Fiscal Year") refer to the Fiscal Year ending on December 31 of such calendar year.

      "FORMS" is defined in Section 3.1(f) of this Agreement.

      "F.R.S. BOARD" means the Board of Governors of the Federal Reserve System.

      "FUND" is defined in Section 9.6(g) of this Agreement.

      "GUARANTOR" is defined in the preamble of this Agreement.

      "HACIENDA" is defined in Section 3.1(f).

      "ILLEGALITY SUBSTITUTE RATE" is defined in Section 3.2(a).

      "INDEMNIFIED LIABILITIES" is defined in Section 9.5 of this Agreement.

      "INDEMNIFIED PERSON" is defined in Section 9.5 of this Agreement.

      "INTEREST COVERAGE RATIO" means, as of the last day of any Fiscal Quarter, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters (taken as one accounting period) of the following (calculated as provided in Section 1.04 of the Common Agreement):

            (a) Consolidated EBITDA, to

            (b) Consolidated Interest Expense.

      "INTEREST PERIOD" shall mean (i) the period from (and including) the Closing Date to (and including) the first Quarterly Payment Date and (ii) thereafter, the period running from (and including) a Quarterly Payment Date to (and including) the next Quarterly Payment Date.

      "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended.

      "JOINDER AGREEMENT" means an agreement substantially in the form of Exhibit E to this Agreement.

      "LENDING OFFICE" means, as to any Tranche A Holder, the office or offices of such Tranche A Holder specified as its "Lending Office" on Schedule 2.10, or such other office or offices as such Tranche A Holder may from time to time notify the Company and the Administrative Agent.

      "LEVERAGE RATIO" means, as of the last day of any Fiscal Quarter, the ratio of the following (calculated as provided in Section 1.04 of the Common Agreement):

            (a) the aggregate outstanding amount of Indebtedness of the Company and its Consolidated Subsidiaries on the last day of such Fiscal Quarter (determined on a consolidated basis in accordance with Mexican GAAP), to

            (b) Consolidated EBITDA computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters (taken as one accounting period).

      "LIBOR RATE" means, for any Interest Period, the rate of interest per annum determined by the Administrative Agent to be the arithmetic mean (rounded upward to the next 1/100 of 1%) of the (a) offered rates for deposits in Dollars for a period approximately equal to such Interest Period quoted on the second London Business Day prior to the first day of such Interest Period, as such rates appear on the Reuters Screen LIBOR Page as of 11:00 a.m. (London time) on such date, if at least two such offered rates appear on the Reuters Screen LIBOR Page, or (b) if, as of 11:00 a.m. (London time) on any such date fewer than two such rates appear on the Reuters Screen LIBOR Page, the rate for deposits in Dollars for a period approximately equal to such Interest Period quoted on the second London Business Day prior to the first day of such Interest Period, as such rate appears on the Telerate Page 3750 as of 11:00 a.m. (London time) on such date, in each case as determined by the Administrative Agent. If the LIBOR Rate cannot be determined based on either the Reuters Screen LIBOR Page or on Telerate Page 3750, LIBOR Rate means the rate per annum, as quoted by the Administrative Agent's London branch to prime banks in the London interbank market for deposits in Dollars at approximately 11:00 a.m. (London time) two London Business Days prior to the first day of such Interest Period for a period of time comparable to such Interest Period.

      "LOAN DOCUMENTS" shall mean the Restructuring Documents and the Fee
Letter.

      "LOAN PARTIES" shall mean the Company or any of its Subsidiaries or Affiliates obligated under, or otherwise a party to, any of the Restructuring Documents.

      "LONDON BUSINESS DAY" means a day on which dealings in Dollars are carried out in the London interbank eurodollar market.

      "MEXICAN INCOME TAX LAW" means the Mexican Ley del Impuesto Sobre la
Renta.

      "NEW GUARANTOR" is defined in Section 9.7 of this Agreement.

      "NOTE" is defined in Section 2.2 of this Agreement, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

      "MORTGAGED PROPERTY" means, at any time, all real property and improvements that at such time are owned by any Obligor and subject to the Lien created under the Security Documents.

      "OBLIGATIONS" means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of the Company and each other Obligor arising under or in connection with a Loan Document, including the principal of and premium, if any, and interest on the Tranche A Loans.

      "OBLIGOR" is defined in the preamble of this Agreement.

      "1% TRANCHE A HOLDER" means, at any time, any Tranche A Holder that holds Tranche A Loans at such time in an aggregate principal amount at least equal to the greater of (a) 1% of the aggregate principal amount of the Tranche A Loans then outstanding, and (b) $1,000,000.

      "ORIGINAL NOTE" is defined in Section 2.9 of this Agreement.

      "PARTICIPANT" is defined in Section 9.6(d) of this Agreement.

      "PIMSA" is defined in the preamble to this Agreement.

      "PUBLIC UTILITY HOLDING COMPANY ACT" means the Public Utility Holding Company Act of 1935.

      "QUALIFIED JUDGMENT" means a judgment or order against the Company or a Guarantor in respect of a Referenced Claim that has been duly entered by (i) a Mexican court of competent jurisdiction or (ii) a court of competent jurisdiction outside of Mexico, and (x) such non-Mexicanjudgment has been duly and finally recognized for enforcement in Mexico by a Mexican court of competent jurisdiction or (y) a Mexican court of competent jurisdiction has granted a pre-judgment attachment (embargo precautorio) of assets of the Company or a Guarantor in Mexico in respect of such non-Mexican judgment.

      "QUARTERLY PAYMENT DATE" means the 30th day of each March, June, September and December in each year, commencing with March 30, 2005, provided that if any such day is not a Business Day, the applicable Quarterly Payment Date shall be the next succeeding Business Day unless such next succeeding Business Day occurs in the following calendar month, in which case the applicable Quarterly Payment Date shall be the next preceding Business Day.

      "REFERENCED CLAIMS" means those claims filed by the Pension Benefit Guaranty Corporation in Bankruptcy Case No. 02-21669 before the United States Bankruptcy Court for the Southern District of Georgia, Brunswick Division, and any claims by the Pension Benefit Guaranty Corporation related thereto or arising therefrom.

      "REGISTER" is defined in Section 9.6(c) of this Agreement.

      "REQUIRED TRANCHE A HOLDERS" means, at any time, at least two Tranche A Holders holding more than 50% of the then aggregate outstanding principal amount of the Tranche A Loans.

      "RESTRUCTURED DEBT" means, collectively, the Tranche A Loans and the B Notes.

      "SUBSTITUTE NOTE" is defined in Section 2.9 of this Agreement.

      "TERMINATION DATE" means the date on which all Obligations have been paid in full.

      "TITAN" is defined in the preamble to this Agreement.

      "TRANCHE A HOLDERS" is defined in the preamble of this Agreement.

      "TRANCHE A LOAN" is defined in Section 2.1(b) of this Agreement.

      "TRANCHE B NOTES EVENT OF DEFAULT" shall mean any "Event of Default" as defined in the B Note Indenture that is not also an Event of Default with respect to the Tranche A Loans.

      "UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code as in effect from time to time in the State of New York and in any other jurisdiction the laws of which control the creation or perfection of security interests under the Restructuring Documents, with the exception of the Mexican Security Documents.

                                SCHEDULE 2.1 (b)
              APPROVED CLAIMS, RESTRUCTURED CLAIMS, TRANCHE A LOANS

                                                                              TRANCHE A LOAN
NAME OF TRANCHE A HOLDER          APPROVED CLAIM      RESTRUCTURED CLAIM     PRINCIPAL AMOUNT
Banamex                           100,014,149.02         68,370,289.21         68,370,289.21

California Commerce Bank           27,437,590.06         20,553,000.00         20,553,000.00

JP Morgan Chase                    11,209,221.11          8,487,478.18          8,487,478.18

Citibank International, plc        21,136,692.85         16,150,000.00         16,150,000.00

Banc of America Securities          2,208,747.65          1,700,000.00          1,700,000.00

Deutsche Bank                       1,158,947.66            850,000.00            850,000.00

--------------------------------------------------------------------------------------------
                         Total    163,165,348.35        116,110,767.39        116,110,767.39
============================================================================================

                                  SCHEDULE 2.4
                           PRINCIPAL PAYMENT SCHEDULE

                           Banco Nacional de
                           Mexico, Sociedad
                          Anonima Integrante       Citibank
                         del Grupo Financiero   International,     Banc of America      JP Morgan
Quarterly Payment Date         Banamex                plc        Securities Limited    Chase Bank
----------------------   --------------------   --------------   ------------------    ----------
March 2005                      854,402.15        201,821.51         21,244.37         106,065.37
June 2005                       854,402.15        201,821.51         21,244.37         106,065.37
September 2005                  854,402.15        201,821.51         21,244.37         106,065.37
December 2005                   854,402.15        201,821.51         21,244.37         106,065.37
March 2006                    2,051,507.31        484,594.16         51,009.91         254,673.83
June 2006                     2,051,507.31        484,594.16         51,009.91         254,673.83
September 2006                2,051,507.31        484,594.16         51,009.91         254,673.83
December 2006                 2,051,507.31        484,594.16         51,009.91         254,673.83
March 2007                    2,051,507.31        484,594.16         51,009.91         254,673.83
June 2007                     2,051,507.31        484,594.16         51,009.91         254,673.83
September 2007                2,051,507.31        484,594.16         51,009.91         254,673.83
December 2007                 2,051,507.31        484,594.16         51,009.91         254,673.83
March 2008                    2,051,507.31        484,594.16         51,009.91         254,673.83
June 2008                     2,051,507.31        484,594.16         51,009.91         254,673.83
September 2008                2,051,507.31        484,594.16         51,009.91         254,673.83
December 2008                 2,051,507.31        484,594.16         51,009.91         254,673.83
March 2009                    2,051,507.31        484,594.16         51,009.91         254,673.83
June 2009                     2,051,507.31        484,594.16         51,009.91         254,673.83
September 2009                2,051,507.31        484,594.16         51,009.91         254,673.83
December 2009                 2,051,507.31        484,594.16         51,009.91         254,673.83
March 2010                    2,222,269.97        524,930.64         55,255.86         275,872.28
June 2010                     2,222,269.97        524,930.64         55,255.86         275,872.28
September 2010                2,222,269.97        524,930.64         55,255.86         275,872.28
December 2010                 2,222,269.97        524,930.64         55,255.86         275,872.28
March 2011                    3,418,786.29        807,564.21         85,006.76         424,407.65
June 2011                     3,418,786.28        807,564.21         85,006.76         424,407.66
September 2011                3,418,786.28        807,564.21         85,006.76         424,407.66
December 2011                 3,418,786.28        807,564.21         85,006.76         424,407.66
March 2012                    2,393,032.62        565,267.13         59,501.80         297,070.75

                          California                      Amount of
Quarterly Payment Date   Commerce Bank   Deutsche Bank     Payment       Remaining Balance
----------------------   -------------   -------------    ------------   -----------------
March 2005                  256,844.43     10,622.17      1,451,000.00     114,659,767.39
June 2005                   256,844.43     10,622.17      1,451,000.00     113,208,767.39
September 2005              256,844.43     10,622.17      1,451,000.00     111,757,767.39
December 2005               256,844.43     10,622.17      1,451,000.00     110,306,767.39
March 2006                  616,709.83     25,504.96      3,484,000.00     106,822,767.39
June 2006                   616,709.83     25,504.96      3,484,000.00     103,338,767.39
September 2006              616,709.83     25,504.96      3,484,000.00      99,854,767.39
December 2006               616,709.83     25,504.96      3,484,000.00      96,370,767.39
March 2007                  616,709.83     25,504.96      3,484,000.00      92,886,767.39
June 2007                   616,709.83     25,504.96      3,484,000.00      89,402,767.39
September 2007              616,709.83     25,504.96      3,484,000.00      85,918,767.39
December 2007               616,709.83     25,504.96      3,484,000.00      82,434,767.39
March 2008                  616,709.83     25,504.96      3,484,000.00      78,950,767.39
June 2008                   616,709.83     25,504.96      3,484,000.00      75,466,767.39
September 2008              616,709.83     25,504.96      3,484,000.00      71,982,767.39
December 2008               616,709.83     25,504.96      3,484,000.00      68,498,767.39
March 2009                  616,709.83     25,504.96      3,484,000.00      65,014,767.39
June 2009                   616,709.83     25,504.96      3,484,000.00      61,530,767.39
September 2009              616,709.83     25,504.96      3,484,000.00      58,046,767.39
December 2009               616,709.83     25,504.96      3,484,000.00      54,562,767.39
March 2010                  668,043.32     27,627.93      3,774,000.00      50,788,767.39
June 2010                   668,043.32     27,627.93      3,774,000.00      47,014,767.39
September 2010              668,043.32     27,627.93      3,774,000.00      43,240,767.39
December 2010               668,043.32     27,627.93      3,774,000.00      39,466,767.39
March 2011                1,027,731.71     42,503.38      5,806,000.00      33,660,767.39
June 2011                 1,027,731.71     42,503.38      5,806,000.00      27,854,767.39
September 2011            1,027,731.71     42,503.38      5,806,000.00      22,048,767.39
December 2011             1,027,731.71     42,503.38      5,806,000.00      16,242,767.39
March 2012                  719,376.80     29,750.90      4,064,000.00      12,178,767.39

                          Banco Nacional de
                          Mexico, Sociedad
                         Anonima Integrante
                              del Grupo         Bank of      Banc of America
                             Financiero         America        Securities      JP Morgan
Quarterly Payment Date         Banamex            N.A.           Limited       Chase Bank
----------------------   ------------------  -------------   ---------------  ------------
June 2012                   2,393,032.62        565,267.13       59,501.81      297,070.74
September 2012              2,393,032.62        565,267.13       59,501.81      297,070.74
December 2012               2,385,240.78        563,426.61       59,308.06      296,103.44
Total                      68,370,289.21     16,150,000.00    1,700,000.00    8,487,478.18

                           California                    Amount of
Quarterly Payment Date   Commerce Bank  Deutche Bank      Payment       Remaining Balance
----------------------   -------------  ------------   --------------   -----------------
June 2012                   719,376.80    29,750.90      4,064,000.00     8,114,767.39
September 2012              719,376.80    29,750.90      4,064,000.00     4,050,767.39
December 2012               717,034.48    29,654.02      4,050,767.39            (0.00)
Total                    20,553,000.00   850,000.00    116,110,767.39

                                  SCHEDULE 2.10
                                 LENDING OFFICES

Banco Nacional de Mexico, Sociedad Anonima,
Integrante del Grupo Financiero Banamex
Prol. Paseo de la reforma 490, PB Col. Santa Fe
Mexico, DF 01210
Attention to: Jose Luis Michel / Emmanuel Amor

Citbank International plc
Citigroup Centre
33 Canada Square
Canary Wharf
London, E14 5LB
United Kingdom

Banc of America Securities Limited
5 Canada Square,
London, E14 5AQ
United Kingdom

JPMorgan Chase Bank, N.A., International Banking Facility
277 Park Avenue, 2nd Floor
New York, NY 10172
Attention: Paul Doud

California Commerce Bank
2029 Century Park East 42nd Floor
Los Angeles, California 90067
Attention: Jorge Figueroa

Deutsche Bank AG New York Branch
c/o DB Services New Jersey, Inc.
90 Hudson St., 5th Floor
Jersey City, NJ 07302
Mail Stop: JCY05-0511
Attention: John Pineiro
Telephone: 201.593.2183
Telecopier: 201.593.2315
Reference: Durango

                                  SCHEDULE 5.3
                                   LITIGATION

1. On December 16, 2003, the Mexican government through the Nacional Water Commission (Comision Nacional del Agua) made demand upon Pronal, a former subsidiary of Grupo Pipsamex, for payment of Ps 159 million (US$14.5 million) for water consumed during the calendar years 2000 and 2001. On March 4, 2004, Pronal filed a declaratory action with the Mexican Federal Tribunal (Tribunal Fiscal de la Federacion) asking that the court find that Pronal is not liable for any amounts to the National Water Commission and that, as a result, the demand be nullified. In the event Pronal is unsuccessful in having the demand nullified and required to pay the National Water Commission, Pronal could seek to assert indemnification rights against Grupo Pipsamex under the terms of the Stock Purchase Agreement executed on November 14, 2003, pursuant to which Grupo Pipsamex, as seller, agreed to indemnify Pronal and the buyer for certains debts. In addition, in the event Pronal is unable to recover in full from Grupo Pipsamex, Pronal could also made demand against Corporacion Durango under the guaranty dated November 14, 2003.

2. On January 12, 2005, the Mexican government also through the National Water Commission (Comision Nacional del Agua) delivered notice to Pronal requiring payment of Ps 1.8 million (US$0.16 million) for wasted water disposed of during 1998 and 1999, in national owned natural resources. Pronal intents to file a defense asking for the release of such payment. As in the other case disclosed herein, if the defense is not successful, Pronal could seek indemnification against Grupo Pipsamex and if Pronal is unable to recover in full from Grupo Pipsamex, then Pronal may demand the payment to Corporacion Durango under the guaranty dated November 14, 2003.

                                  SCHEDULE 5.6
                           REAL PROPERTY REGISTRATIONS

COMPANY                            LOCATION / REGISTRATION*                       DESCRIPTION
---------                          ------------------------                    -----------------
CAJAS Y EMPAQUES IZCALLI (PENDIENTE TRASMITIR A EEM) - Pending Transfer
CEI 1         Lotes de terreno 5    Cuautitlan Izcalli, Edo                    Plant EEM Izcalli
              y 6 de la mza. 3              de Mex                                    Land
              Fracc. Ind.                                                           Building
              Complejo Cuamantla

CAJAS Y EMPAQUES DEL PACIFICO (PENDIENTE TRANSMITIR A CEO Y DESPUES A ECT) - Pending Transfer
CEP 1 *(DM)   Lote de terreno            Guasave, Sin                        Warehouse - De Minimus

CARTONES Y EMPAQUES DEL SUR (PENDIENTE TRANSMITIR A EEM) - Pending Transfer

CES 2         Fraccion de terreno     Tapachula, Chiapas                       Plant EEM Chiapas
              "Lerida Uno"                                                            Land
                                                                                    Building

COMPANIA INDUSTRIAL DE ATENQUIQUE
CIA 9         Rancho los Reyes     Tlalnepantla, Edo de Mex                     Plant EEM Juarez
              Fraccion I Av.                                                          Land
              Circunvalacion No.                                                    Building
              303 Fracc. Los Reyes

CIA 10        Rancho los Reyes     Tlalnepantla, Edo de Mex                     Plant EEM Juarez
              Fraccion II Av.                                                         Land
              Circunvalacion No.                                                    Building
              303 Fracc. Los Reyes

CIA 12        Rancho los Reyes     Tlalnepantla, Edo de Mex                     Plant EEM Juarez
              Fraccion III Av.                                                        Land
              Circunvalacion No.                                                    Building
              303 Fracc. Los Reyes

EMPAQUES DE ATENQUIQUE
EAT 2         Lotes de terreno       Tultitlan, Edo de Mex                    Plant EEM Tultitlan
              No. 14 A y 14 B                                                         Land
              Fracc. Parque                                                         Building
              Industrial Cartagena

ENVASES VARIOS (PENDIENTE TRANSMITIR A EEM) - Pending Transfer
EEV 1         Fraccion del Predio       Queretaro, Qro                             Plant EEM
              Rustico "Molinos de                                                     Land
              la Era" delg. De                                                      Building
              Carrillo Puerto,
              Qro.

PANELES PONDEROSA (PENDIENTE TRANSMITIR A PIM)+A150 - Pending Transfer
PPO 1         Fraccion 2a,3a,4a y    Chihuahua, Chihuahua                          Plant PIM
              5a del Ejido la                                                          Land
              Concordia mza. 125,                                                    Building

              126, 125 A y 126

PPO 2         Fraccion 1a del        Chihuahua, Chihuahua                          Plant PIM
              Ejido La Concordia                                                     Land

PPO 3                                                        This property was wrongly reported as owned by
                                                             Durango. The title still shows the government as the
                                                             owner and will be transferred to Durango next year .
                                                             Durango uses the land where water wells are located

PPO 4         parcela no. 26 zona    Chihuahua, Chihuahua                          Plant PIM
              1 poligono 2/3 es                                                       Land
              ejido poblado
              Robinson

PAPELERA HEDA (PENDIENTE TRANSMITIR A CPA)  - Pending Transfer
PHE 1         Fraccion II predio         Texcoco, Mex                              Plant CPA
              "La Era" y                                                              Land
              construcciones                                                        Building
              existentes km. 23
              carr. Mex-Texcoco

PHE 2         Land "Estoquiahua"         Texcoco, Mex                              Land only
              Pueblo Magdalena,
              Atlicpac, Los Reyes
              la paz

PHE 3         Land "Estoquiahua"         Texcoco, Mex                              Plant CPA
              Pueblo Magdalena,                                                       Land
              Atlicpac, Los Reyes
              la paz

PHE 4         Land                       Texcoco, Mex                              Land only
              "Techachaltitla"
              Pueblo Magdalena,
              Atlicpac, Los Reyes
              La Paz

PHE 5         Land "San Dieguito"        Texcoco, Mex                              Plant CPA
              Pueblo Pueblo                                                          Land
              Magdalena,
              Atlicpac, Los Reyes
              la Paz

PHE 6         Predio Rustico             Texcoco, Mex                              Land only
              known as "La Era"
              Pueblo Magdalena,
              Atlicpac, Los Reyes
              la paz

PHE 7         Predio Rustico             Texcoco, Mex                              Land only
              known as "La Era"
              Pueblo Magdalena,
              Atlicpac, Los Reyes
              la paz

PHE 8         Land known as              Texcoco, Mex                              Land only
              "Atlicpac" Pueblo
              Magdalena,
              Atlicpac, Los Reyes
              la Paz

PLYWOOD PONDEROSA DE MEXICO (PENDIENTE TRANSMITIR A PIM) - Pending Transfer

PPM 1         Parte de ejido de    Benito Juarez, Chihuahua              Non operating Plywood Facility
              Anahuac Col. Anahuac                                                     Land
                                                                                     Building

PPM 2         Dos fracciones de      Cuauhtemoc, Chihuahua               Non-operating Plywood Facility
              terreno centro
              Agro-Industrial
              Col. Anahuac

TUBOMEX (PENDIENTE TRANSMITIR A PHE Y DESPUES A CPA)  - Pending Transfer

PHE 9         Fraccion III               Texcoco, Mex                           Plant CPA Tubes
              predio  "La Era" y                                                    Land
              construcciones
              existentes km. 23
              carr. Mex-Texcoco

* Registration will be file in the Property Public Registry (Registro Publico de la Propiedad) in each of these locations

DM    Denotes de minimus assets not anticipated to be mortgaged

                                    EXHIBIT A
                             FORM OF TRANCHE A NOTE

                                 [SEE ATTACHED]

                                   EXHIBIT B-1
           FORM OF OPINION OF SPECIAL NEW YORK COUNSEL TO THE OBLIGORS

                                 [See attached]

                                   EXHIBIT B-2
           FORM OF OPINION OF SPECIAL MEXICAN COUNSEL TO THE OBLIGORS

                                 [See attached]

                                   EXHIBIT B-3
               FORM OF OPINION OF INTERNAL COUNSEL TO THE OBLIGORS

                                 [See attached]

                                    EXHIBIT C
                         FORM OF COMPLIANCE CERTIFICATE

                               TABLE OF CONTENTS

                                                                            PAGE

                                    EXHIBIT D
                        FORM OF ASSIGNMENT AND ASSUMPTION

      This Assignment and Assumption (this "ASSIGNMENT AND ASSUMPTION") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "ASSIGNOR") and [Insert name of Assignee] (the "ASSIGNEE"). Capitalized terms used but not defined herein shall have the meanings given to them in the Restructured Credit Agreement identified below (the "RESTRUCTURED CREDIT AGREEMENT"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

      For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Restructured Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor's rights and obligations as a Tranche A Holder under the Restructured Credit Agreement, the other Restructuring Documents and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor, and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Tranche A Holder) against any Person, whether known or unknown, arising under or in connection with the Restructured Credit Agreement, the other Restructuring Documents, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "ASSIGNED INTEREST"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.    Assignor: ______________________________

2.    Assignee: ______________________________ [and is an Affiliate/Approved
      Fund of [identify Tranche A Holder](1)]

3.    Borrower: Corporacion Durango, S.A. de C.V.

4.    Administrative

      Agent: The Bank of New York, as the administrative agent under the Restructured Credit Agreement.

----------------------
(1)

5. Credit Agreement: The Restructured Credit Agreement, dated as of February 23, 2005 among Corporacion Durango, S.A. de C.V., the Guarantors parties thereto, the Tranche A Holders parties thereto, and The Bank of New York, as Administrative Agent.

6.    Assigned Interest:

Aggregate
Amount of Tranche A                                 Amount of
Loans                                               Tranche A Loans
for all Tranche A Holders                           Assigned
-------------------------                           ------------------
$____________________                               $_________________

7.    Trade Date: __________________(2)

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

                                                ASSIGNOR
                                                [NAME OF ASSIGNOR]

                                                By:_____________________________
                                                   Title:_______________________

                                                ASSIGNEE
                                                [NAME OF ASSIGNEE]

                                                By:_____________________________
                                                   Title:_______________________

-------------------
(2) To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

[Consented to and](3) Accepted:

THE BANK OF NEW YORK,
   as Administrative Agent

By: _________________________________
     Title:

---------------------
(3) To be added only if the consent of the Administrative Agent is required by the terms of the Amended and Restated Credit Agreement.

                      ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Restructured Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Tranche A Holder under the Restructured Credit Agreement,
(ii) it meets all requirements of an Eligible Assignee under the Restructured Credit Agreement (subject to receipt of such consents as may be required under the Restructured Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Restructured Credit Agreement and the other Restructuring Documents as a Tranche A Holder thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Tranche A Holder thereunder, and (iv) it has received a copy of the Restructured Credit Agreement and the other Restructuring Documents, together with copies of the most recent financial statements delivered pursuant to Article IV thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Tranche A Holder; and (b) agrees that
(i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Tranche A Holder, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and
(ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Tranche A Holder.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

                               TABLE OF CONTENTS

                                                                            PAGE

                                    EXHIBIT E
                            FORM OF JOINDER AGREEMENT

                                JOINDER AGREEMENT

      This JOINDER AGREEMENT (this "AGREEMENT"), dated as of ________, ___, is hereby executed and delivered by ______________, a __________ [corporation] (the "NEW GUARANTOR"), pursuant to the Restructured Credit Agreement described below. Unless otherwise defined herein, capitalized terms used herein and defined in the Restructured Credit Agreement, dated as of February 23, 2005 (as amended or otherwise modified from time to time, the "CREDIT AGREEMENT"), among each of CORPORACION DURANGO, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico (the "COMPANY"), ADMINISTRACION CORPORATIVA DE DURANGO, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico ("ACD"), CARTONPACK, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico ("CARTONPACK"), COMPANIA PAPELERA DE ATENQUIQUE, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico ("COPASA"), EMPAQUES DE CARTON TITAN, a sociedad anonima de capital variable organized under the laws of Mexico ("TITAN"), ENVASES Y EMPAQUES DE MEXICO, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico ("EYEMEX"), INDUSTRIAS CENTAURO, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico ("CENTAURO"), PONDEROSA INDUSTRIAL DE MEXICO, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico ("PIMSA"and, and, together with ACD, CARTONPACK, COPASA, Titan, EYEMEX, Centauro and PIMSA, and any other Person that becomes a party to this Agreement by executing a Joinder Agreement (hereinafter defined), collectively, the "PRIMARY GUARANTORS" and each individually, a "PRIMARY GUARANTOR" and, together with the Company, collectively, the "OBLIGORS" and each individually, an "OBLIGOR"), COMPANIA NORTEAMERICANA DE INVERSIONES EN CELULOSA Y PAPEL, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico, DURANGO INTERNACIONAL, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico, DURANGO INTERNATIONAL, INC., a corporation organized under the laws of the State of New Mexico, PORTEADORES DE DURANGO, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico, and RECICLAJES CENTAURO, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico (collectively, the "ADDITIONAL GUARANTORS" and each individually, an "ADDITIONAL GUARANTOR" and, together with the Primary Guarantors, collectively, the "GUARANTORS" and each individually, a "GUARANTOR"), the financial institutions as are or may become parties hereto (the "TRANCHE A HOLDERS"), and The Bank of New York, as the Administrative Agent for the Tranche A Holders (in such capacity, together with its successors in such capacity, the "ADMINISTRATIVE AGENT"), are used herein as therein defined.

      WHEREAS, the Company, the Guarantors, the Tranche A Holders, the Administrative Agent and the Trustee entered into the Common Agreement with the other parties thereto;

      WHEREAS, as a condition precedent to the effectiveness of the Common Agreement the Company and the Guarantors executed and delivered the Credit Agreement;

      WHEREAS, pursuant to Section 9.8 of the Credit Agreement, New Guarantor must enter into this Agreement in order to become a party to the Credit Agreement; and

      WHEREAS, New Guarantor desires to execute and deliver this Agreement in order to become a party to the Credit Agreement.

      NOW, THEREFORE, IT IS AGREED as follows:

      SECTION 1. Joinder. By executing and delivering this Agreement, New Guarantor hereby agrees to become a party to the Credit Agreement and hereby expressly assumes all obligations and liabilities thereunder applicable to the Guarantors thereunder, with the same effect as if the Credit Agreement had been executed and delivered initially by the New Guarantor.

      SECTION 2. Representations. New Guarantor hereby represents and warrants to each Tranche A Holder and the Administrative Agent, as of the date hereof, as follows:

            (a) Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Person is necessary or required in connection with the execution, delivery or performance of this Agreement or any Restructuring Document by, or the enforcement of any Restructuring Document against, the New Guarantor, except any such approval, consent, exemption, authorization, action, notice or filing that has already been obtained, taken or made, as the case may be, and is in full force and effect.

            (a) Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the best knowledge of the New Guarantor, threatened or contemplated (whether at law, in equity, in arbitration or before any Governmental Authority), against the New Guarantor that:

                  (a) purport to affect or pertain to this Agreement or any
            other Restructuring Document or any of the transactions contemplated hereby or thereby; or

                  (b) could reasonably be expected to have a Material Adverse
            Effect.

            (c) Non-Contravention. The execution, delivery and performance by New Guarantor of this Joinder Agreement have been duly authorized by all necessary corporate action, and do not and will not (a) contravene the terms of New Guarantor's Organizational Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which New Guarantor is a party, or any order, injunction, writ or decree of any Governmental Authority to which New Guarantor or its property is subject or (c) violate any Applicable Law.

      SECTION 3. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same agreement.

      SECTION 4. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (NOT INCLUDING SUCH STATE'S CONFLICT OF LAWS PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

      IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

                                                     [NEW GUARANTOR]

Address:__________________                              By:_____________________
                                                        Name:___________________
                                                        Title:__________________

ACKNOWLEDGED:

THE BANK OF NEW YORK,
   as Administrative Agent

By:________________________
   Name:___________________
   Title:__________________